UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to §240.14a-12

CASCADE MICROTECH, INC.

(Name of Registrant as Specified In Its Charter)

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CASCADE MICROTECH, INC.

9100 S.W. Gemini Drive

Beaverton, Oregon 97008

April 7, 2014

Dear Shareholders:

Our Annual Meeting of Shareholders will be held on Friday, May 9, 2014, at 10:00 a.m., Pacific Daylight Time, at The Nines Hotel, located at 525 S.W. Morrison Street, Portland, Oregon 97204. You are invited to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key members of our management and Board of Directors and to answer questions you may have.

The Notice of Meeting, the Proxy Statement, the proxy card and a copy of our Annual Report to Shareholders describing our operations for the year ended December 31, 2013 are enclosed.

I hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please vote your shares by following the Internet voting instructions or by signing and returning the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

If you have shares in more than one name, or if your shares are registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to meeting you at the Annual Meeting.

Very truly yours,

CASCADE MICROTECH, INC.

/s/ Michael D. Burger Michael D. Burger
Director, President and Chief Executive Officer

CASCADE MICROTECH, INC.

9100 S.W. Gemini Drive

Beaverton, Oregon 97008

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 9, 2014

To the Shareholders of Cascade Microtech, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CASCADE MICROTECH, INC., an Oregon corporation, will be held at The Nines Hotel, located at 525 S.W. Morrison Street, Portland, Oregon 97204 on Friday, May 9, 2014, at 10:00 a.m., Pacific Daylight Time. The purposes of the Annual Meeting will be to:

1.	Elect two directors for three-year terms and one director for a one-year term or until their successors are elected;
2.	Ratify the appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2014;
3.	Approve the amended Cascade Microtech, Inc. 2010 Stock Incentive Plan;
4.	Approve, as a non-binding advisory vote, our named executive officer compensation; and
5.	Consider and act upon any other business that properly comes before the meeting.

Only shareholders of record of our common stock at the close of business on March 24, 2014 will be entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY EITHER FOLLOWING THE INTERNET VOTING INSTRUCTIONS OR BY SIGNING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may vote in person even if you returned a proxy.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 9, 2014: The Proxy Statement and the proxy card for the Annual Meeting and the Annual Report to Shareholders for the year ended December 31, 2013 are available at http://www.edocumentview.com/cscd.

By Order of the Board of Directors,

/s/ Michael D. Burger Michael D. Burger
Director, President and Chief Executive Officer

Beaverton, Oregon

April 7, 2014

CASCADE MICROTECH, INC.

9100 S.W. Gemini Drive

Beaverton, Oregon 97008

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 9, 2014

Solicitation and Revocation of Proxies

This Proxy Statement and the accompanying Annual Report to Shareholders, the Notice of Annual Meeting and the proxy card are being furnished to the shareholders of Cascade Microtech, Inc., an Oregon corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2014 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at The Nines Hotel, located at 525 S.W. Morrison Street, Portland, Oregon 97204 on Friday, May 9, 2014, at 10:00 a.m., Pacific Daylight Time, and any adjournment thereof.

The two persons named as proxies on the enclosed proxy card, Michael D. Burger and Jeff A. Killian, were designated by the Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the shareholder as provided in the proxy card, it will be voted in accordance with the specification so made. Executed proxies submitted without specification will be voted as follows:

—	FOR Proposal No. 1 to elect the nominees for director proposed by the Board of Directors;
—	FOR Proposal No. 2 to ratify the appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2014;
—	FOR Proposal No. 3 to approve the amended Cascade Microtech, Inc. 2010 Stock Incentive Plan; and
—	FOR Proposal No. 4. to approve the non-binding advisory resolution with respect to the compensation of our named executive officers.

A proxy may be revoked by a shareholder prior to its exercise by written notice to the Secretary of Cascade Microtech, Inc., by submission of another proxy bearing a later date or by voting in person at the Annual Meeting.

These proxy materials and our 2013 Annual Report to Shareholders are being mailed on or about April 7, 2014 to shareholders of record on March 24, 2014 of our common stock. Our principal executive office is located at, and our mailing address is, 9100 S.W. Gemini Drive, Beaverton, Oregon 97008.

Cascade Microtech, Inc. will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Cascade Microtech, Inc.’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. Cascade Microtech, Inc. may retain the services of a third party firm to aid in the solicitation of proxies. In addition, Cascade Microtech, Inc. may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Voting at the Meeting

The shares of common stock constitute the only class of securities entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record on March 24, 2014, the record date set by the Board of Directors are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. On that date, there were 16,215,592 shares of common stock outstanding and entitled to vote.

Each share of common stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. If a quorum is present at the Annual Meeting:

—	the nominees for election as directors will be elected by a plurality of the votes cast;
—

the ratification of the appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2014 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it;

—

the proposal to approve the amended Cascade Microtech, Inc. 2010 Stock Incentive Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it; and

—

the proposal to approve the non-binding advisory resolution with respect to the compensation of our named executive officers will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against.

In each case, abstentions and “broker non-votes” will be counted for the purposes of determining whether a quorum exists at the Annual Meeting, but will not be counted as votes cast and will have no effect in determining whether a proposal is approved.

If you hold your shares in “street name” through a broker or other nominee, you should instruct your broker or nominee how to vote. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner returns a duly executed proxy that does not include any vote with respect to a particular proposal because the nominee did not have discretionary voting power with respect to the matter being considered and did not receive voting instructions from the beneficial owner. Only Proposal No. 2 for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm is considered a “discretionary” matter. Thus, if you do not give your broker or nominee specific voting instructions, your shares may not be voted on other matters. If your shares are not voted, they will not be counted in determining the number of votes cast. Shares represented by such “broker non-votes” will, however, be counted for determining whether there is a quorum.

ELECTION OF DIRECTORS

(Proposal No. 1)

At the Annual Meeting, two directors will each be elected for three-year terms. In addition, a new director will be elected for a one-year term to replace Dr. Carlson who previously announced his retirement effective as of the Annual Meeting. This one-year term reflects the remaining duration of Dr. Carlson’s otherwise applicable three-year term. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that the nominees will stand for election and will serve if elected as a director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person, if any, as the Board of Directors may recommend.

Under our articles of incorporation and bylaws, the directors are divided into three classes. The term of office of only one class of directors expires in each year, and the directors in such class are elected for terms of generally three years and until their successors are elected and qualified. There is no cumulative voting for the election of directors.

The following table sets forth the names and certain other information for each of the nominees for election as a director and for each of the other current members of the Board of Directors. There is no family relationship between any of our directors or executive officers.

Nominees	Age	Position	Year Elected Director	Current Term Expires	Expiration of Term For Which Nominated
Michael D. Burger	55	Director, President and Chief Executive Officer	2010	2014	2017
Raymond A. Link (1)(2)	60	Director	2005	2014	2017
Martin L. Rapp	53	Director	n/a	n/a	2015

Continuing Directors
Dr. John Y. Chen (2)(3)	64	Director	2010	2015	-
John D. (“J.D.”) Delafield (1)(2)	48	Director	2011	2015	-
Dr. William R. Spivey (1)(3)	67	Director	1998	2016	-
Eric W. Strid	61	Director	1984	2016	-

(1)	Member of the Audit Committee
(2)	Member of the Corporate Governance and Nominating Committee
(3)	Member of the Management Development and Compensation Committee

Director Nominees

Michael D. Burger has served as a director since July 2010. Mr. Burger was named our President and Chief Executive Officer on July 6, 2010. Mr. Burger brings to our Board his prior experience with other electronic manufacturers, including former service as a chief executive officer. Prior to joining Cascade Microtech, Inc., Mr. Burger served as the President and Chief Executive Officer of Merix Corporation, a printed circuit board manufacturer, from April 2007 to February 2010. Merix was sold to ViaSystems, Inc. in February 2010 and Mr. Burger currently serves on the Board of Directors of ViaSystems, Inc. From November 2004 until joining Merix, Mr. Burger served as director and President of the Components Business of Flextronics Corporation, a leading provider of advanced design and electronics manufacturing services to original equipment manufacturers. From 1999 to November 2004, Mr. Burger was employed by ZiLOG, Inc., a supplier of devices for embedded control and communications applications. From May 2002 until November 2004, Mr. Burger served as ZiLOG’s President and a member of its board of directors. Mr. Burger holds a B.S. degree in Electrical Engineering from New Mexico State University and a certificate from the Stanford University International Executive Management Program.

Raymond A. Link has served as a director since February 2005. Mr. Link brings his significant financial management and external financial reporting experience with publicly held companies in the technology sector to our Board. Since July 2005, Mr. Link has served as Executive Vice President and Chief Financial Officer of FEI Company, a leading supplier of scientific and analytical instruments for nanoscale imaging. Prior to this, Mr. Link served as Vice President, Finance and Administration, Chief Financial Officer and Secretary of TriQuint Semiconductor, Inc., a manufacturer of electronic signal processing components primarily used in wireless communications. Mr. Link joined TriQuint in July 2001 as a result of TriQuint’s merger with Sawtek, Inc. In September 1995 Mr. Link joined Sawtek, Inc., a designer and manufacturer of a broad range of electronic signal processing components primarily for use in the wireless communications industry, as Vice President Finance and Chief Financial Officer. He is also on the board of directors of nLight Corporation, a private company that makes high-power semiconductor lasers. Mr. Link received a B.S. degree from the State University of New York at Buffalo and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Link is also a licensed Certified Public Accountant.

Martin L. Rapp will, if elected, become a director at this Annual Meeting. Mr. Rapp brings to our Board his significant experience building, leading and transforming successful technology organizations. Mr. Rapp also brings a strong background in research, process, and production engineering. Mr. Rapp served as Chief Executive Officer of Laird Technologies, Inc., a supplier of technology components that enable wireless communications and solutions for electromagnetic interference, thermal management and signal integrity, from 2001 until his retirement in 2011. He was Managing Director of Laird PLC from 2008 to 2011 and Executive Director of Laird PLC London from 2005 to 2011. Mr. Rapp also served as non-executive director of Kionix, Inc., a manufacturer of micro-electromechanical systems (MEMS) inertial sensors and software solutions, from 2006 to 2009. Prior to joining Laird in 1996, he held various engineering, marketing and management positions with Monsanto, a chemical company, from 1981 to 1996. Mr. Rapp holds a B.S. in Chemical Engineering from the University of Missouri-Columbia, an M.S. in Chemical Engineering from Washington University in St. Louis, an M.S. in Biology from the University of Missouri-St. Louis, and an M.B.A. from Washington University in St. Louis. Additionally, he holds six patents in solid-state electronics, chemical processing, biotechnology, and electromagnetic shielding devices. Mr. Rapp was introduced to the Corporate Governance and Nominating Committee by one of our current independent directors and subsequently evaluated by the Committee pursuant to its standard process for director nominees.

Continuing Directors

Dr. John Y. Chen has served as a director since August 2010. Dr. Chen brings strong leadership skills, industry knowledge, broad management experience and technical expertise to our Board of Directors. We believe Dr. Chen’s participation on our Board of Directors will continue to accelerate our progress due to the benefits gained from his diversity of experience and opinions. Dr. Chen has been in the semiconductor industry for over 35 years and has served as the Vice President of Technology and Foundry Operations at NVIDIA Corporation, the world leader in visual computing technologies, for over five years. Prior to joining NVIDIA, Dr. Chen, an IEEE Fellow, held senior executive positions at FlexICs, Inc., Taiwan Semiconductor Manufacturing Company, WaferTech LLC, and Cypress Semiconductor Corporation. Dr. Chen holds a B.S. degree in Electrical Engineering from the National Taiwan University, an M.S. degree in Electrical Engineering from the University of Maine, a Ph.D. in Electrical Engineering from UCLA, and an M.E. degree from the UCLA Executive Engineering Management School. Additionally, he holds eight patents, has a book and over 100 journal articles published and has spoken at multiple industry forums regarding leading edge technology issues.

J.D. Delafield has served as a director since May 2011. Mr. Delafield brings significant knowledge of capital markets to our Board of Directors. Mr. Delafield has served as the Chairman, President and Chief Executive Officer of Delafield Hambrecht, Inc., an investment banking and asset management firm, since 2002. Prior to this, Mr. Delafield co-founded WR Hambrecht + Co., an Internet and auction technology-driven investment bank, and held a number of positions including Chief Operating Officer. Prior to WR Hambrecht + Co., Mr. Delafield worked at Morgan Stanley in investment banking in New York and

Singapore and at The Coca-Cola Company in Beijing. Mr. Delafield holds an A.B. degree in Asian Studies from Princeton University and an M.B.A. from Harvard Business School.

Dr. William R. Spivey has served as a director since July 1998 and will become Chairman of the Board as of the date of this Annual Meeting. Dr. Spivey brings to our Board his significant operational and directorship experience with publicly held high technology companies. From July 2000 until September 2001, Dr. Spivey served as the President and Chief Executive Officer of Luminent, Inc., a provider of fiber optic components to the communications industry. From 1997 to 2000, Dr. Spivey served as Group President of the Network Products group of Lucent Technologies. From 1994 to 1997, he served as Vice President of the Systems and Components Group, Member of the Office of the President and Co-chair of the Executive Committee of AT&T Microelectronics. Dr. Spivey holds a B.S. in Physics from Duquesne University, a M.S. in Physics from Indiana University of Pennsylvania, and a Ph.D. in Administration/Management from Walden University. Dr. Spivey also serves as a director of Lam Research Corporation and Raytheon Company.

Eric W. Strid co-founded Cascade Microtech and served as our Chairman and Chief Executive Officer from 1984 until January 2008. He also served as our President from 1984 to December 1996 and from June 2004 to January 2008. From January 2008 to August 2012, Mr. Strid served as our Chief Technical Officer. Mr. Strid is a leader in the field of semiconductor test technology. As a founder and Chief Executive Officer of the Company for over 20 years, his views and understanding of both semiconductor testing technology and the market for our products has been a key to our success. Prior to 1984, Mr. Strid served as a Principal Engineer with Tektronix, Inc. and with TriQuint Semiconductor, Inc., where he designed and evaluated high-frequency gallium arsenide integrated circuits. Mr. Strid holds a B.S. in Electrical Engineering from the Massachusetts Institute of Technology and an M.S. in Electrical Engineering from the University of California at Berkeley.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE ELECTION OF ITS NOMINEES FOR DIRECTOR.

DIRECTOR INDEPENDENCE

The Board of Directors has determined that each of our directors and director nominees, except Messrs. Burger and Strid, is an “independent director” under applicable Nasdaq Stock Market (“Nasdaq”) rules. The Board of Directors has also determined that each member of the three standing committees of the Board of Directors meets the independence requirements applicable to those committees as prescribed by Nasdaq and the Securities and Exchange Commission (“SEC”). The independent directors hold regularly scheduled meetings throughout the year at which only the independent directors are present.

Leadership Structure. The roles of Chairman of the Board and Chief Executive Officer are held by two different people. Mr. Burger serves as our Chief Executive Officer and Dr. Carlson currently serves as Chairman of the Board. Upon Dr. Carlson’s resignation as a director as of the date of the Annual Meeting, Dr. Spivey will become Chairman of the Board. The Board believes that having an independent Chairman of the Board is in the best interest of the shareholders.

Board Oversight of Risk Management. The Board of Directors believes that overseeing how management manages the various risks we face is one of its most important responsibilities to our stakeholders. We face risk in many different areas, including business strategy, financial condition, product development, competition for talent, operational efficiency, quality assurance, supply chain management, reputation, intellectual property and trade secrets, among others. The Board believes that, in light of the diversity and often interrelated nature of our risks, oversight of risk management is ultimately the responsibility of the full Board. To permit the Board and its committees to perform their respective risk oversight roles, individual members of management who supervise our risk management report directly to the Board or the relevant committee of the Board responsible for overseeing the management of specific risks.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held nine meetings during 2013 and no director attended fewer than 75% of the meetings of the Board of Directors or any committees of which the director was a member. Members of the Board of Directors are encouraged to attend our Annual Meeting of Shareholders each year. All of the members of the Board of Directors attended our 2013 Annual Meeting of Shareholders.

The Board of Directors has three standing committees: the Management Development and Compensation Committee, the Audit Committee and the Corporate Governance and Nominating Committee.

Management Development and Compensation Committee. During 2013, our Management Development and Compensation Committee consisted of Dr. Spivey (Chair), Dr. Chen and Dr. Carlson, a current director not standing for reelection. The Management Development and Compensation Committee is responsible for reviewing, recommending and approving salaries and other compensation of our executive officers, as well as reviewing, recommending and taking action upon any other compensation practices or policies as the Board may request or that the committee may determine to be appropriate. This committee is also responsible for administering our equity incentive and compensation plans, including reviewing, recommending and approving stock option and other equity incentive and compensation awards to executive officers. In addition, this committee provides guidance and support to the executive officers in their efforts to train and develop employees.

The Management Development and Compensation Committee may delegate authority to one or more designated committee members to perform certain duties on its behalf, subject to reporting to or ratification by the full committee. In reviewing and approving or making recommendations regarding compensation for executive officers and employees, the Management Development and Compensation Committee considers recommendations from the Chief Executive Officer and the Vice President of Human Resources. The Chief Executive Officer, Chief Financial Officer and/or Vice President of Human Resources may be present at meetings during which compensation of executive officers is under review and consideration, except during discussions of their own compensation, and may make suggestions or recommendations during these discussions. However, the Management Development and Compensation Committee and/or the Board of Directors make all decisions regarding the compensation of our executive officers.

The Management Development and Compensation Committee has authority to retain and terminate compensation consultants or legal advisers as determined to be necessary or appropriate by the Management Development and Compensation Committee. In 2013, our management retained Radford as a compensation consultant to provide competitive market data with respect to compensation for executive officers and other employees and to offer recommendations to the Management Development and Compensation Committee based on analysis of the data.

The Management Development and Compensation Committee has analyzed whether the work of Radford as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to us by Radford; (ii) the amount of fees paid by us to Radford as a percentage of Radford’s total revenue; (iii) Radford’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Radford or the individual compensation advisors employed by Radford with any of our executive officers; (v) any business or personal relationship of the individual compensation advisors with any member of the Management Development and Compensation Committee; and (vi) any stock of Cascade Microtech, Inc. owned by Radford or the individual compensation advisors employed by Radford. The Management Development and Compensation Committee has determined, based on its analysis of the above factors, that the work of Radford and the individual compensation advisors employed by Radford as compensation consultants to Cascade Microtech, Inc. has not created any conflict of interest.

The Management Development and Compensation Committee held four meetings during 2013. Our Management Development and Compensation Committee Charter is available on our website at www.cascademicrotech.com/investors/corporate-governance/compensation-committee-charter.

Audit Committee. During 2013, our Audit Committee consisted of Mr. Link (Chair), Mr. Delafield and Dr. Spivey. The Audit Committee appoints our independent registered public accounting firm, reviews the scope and results of our audit by our independent registered public accounting firm, reviews and approves the audit fees for the independent registered public accounting firm and reviews the adequacy of our systems of internal control and accounting policies and procedures and our compliance with legal and regulatory matters that have a significant impact on our financial reports. The Audit Committee also consults with management and our independent registered public accounting firm prior to the presentation of financial statements to shareholders and, as appropriate, initiates and supervises inquiries into aspects of our financial affairs. The Board of Directors has determined that (i) Mr. Link is an “audit committee financial expert” as defined by the SEC; and (ii) all Audit Committee members are independent as prescribed by Nasdaq and the SEC. The Audit Committee held eight meetings during 2013. Our Audit Committee Charter is available on our website at www.cascademicrotech.com/investors/corporate-governance/audit-committee-charter.

Corporate Governance and Nominating Committee. During 2013, our Corporate Governance and Nominating Committee consisted of Dr. Carlson (Chair), Dr. Chen, Mr. Delafield and Mr. Link. Dr. Carlson will resign as a director as of the date of the Annual Meeting. The Corporate Governance and Nominating Committee provides counsel to the Board with respect to Board organization, membership and functions and with respect to Board committee structure and membership. The Corporate Governance and Nominating Committee is also responsible for defining the qualifications of candidates for Board membership, evaluating qualified candidates, recommending candidates to the board for election to the Board, and recommending director compensation. In addition, the Corporate Governance and Nominating Committee considers independence issues and questions of possible conflicts of interest of Board members and senior executives. The Corporate Governance and Nominating Committee held four meetings during 2013. Our Corporate Governance and Nominating Committee Charter is available on our website at www.cascademicrotech.com/investors/corporate-governance/governance-and-nominating-charter.

NOMINATIONS TO BOARD OF DIRECTORS

The Corporate Governance and Nominating Committee is responsible for recommending nominees for election to our Board of Directors. The Corporate Governance and Nominating Committee will consider recommendations by shareholders of individuals as candidates for election to the Board of Directors. Any such recommendations should be submitted to Secretary, Cascade Microtech, Inc., 9100 S.W. Gemini Drive, Beaverton, Oregon 97008. We do not have a formal policy concerning shareholder recommendations to the Corporate Governance and Nominating Committee because we believe that the informal consideration process in place to date has been adequate. The absence of such a policy does not mean, however, that a recommendation would not be considered.

Qualifications of Directors

Qualifications required of individuals for consideration as a Board nominee will vary according to the particular areas of expertise being sought as a complement to our existing Board composition at the time of any vacancy. Minimum qualifications include: high levels of leadership experience in business; substantial knowledge about issues faced by publicly traded companies; experience in positions demonstrating expertise and judgment, including service on other boards of directors; personal and professional integrity; availability; and demonstrated commitment. We seek Board candidates that possess the background, skills, expertise and commitment necessary to make a significant contribution to our company. In connection with the selection of nominees for director, consideration will be given to the Board’s overall balance of diversity of perspectives, backgrounds and experiences; however, the Board has not adopted a formal diversity policy. There are no differences in the manner in which the Corporate Governance and Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder or by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee evaluates potential nominees, including shareholder nominees, by reviewing qualifications, considering references, conducting interviews and reviewing such other information as committee members may deem relevant. We have not employed consultants to help us identify or screen prospective directors in the past, but may do so at the discretion of the Corporate Governance and Nominating Committee.

Director Nominations by Shareholders

Our bylaws provide that nominations for election to the Board of Directors may be made only by the Board or a Board committee, or by any shareholder of record entitled to vote in the election of directors at the meeting. A shareholder who wishes to make a nomination must give timely written notice, by personal delivery or mail, to the Secretary of Cascade Microtech, Inc. To be considered timely, the notice must be received at our principal executive office not less than 60 days and not more than 90 days prior to the meeting date; provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

To be effective, the notice must set forth all information required by Section 3.16 of our bylaws, and all other information relating to such person that is or would be required to be disclosed in a solicitation of proxies pursuant to the rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, certain information must be provided about the shareholder or shareholder group making a nomination, as detailed in Section 3.16 of our bylaws. Finally, a shareholder or shareholder group making a nomination must comply with all applicable requirements of the Exchange Act, including providing a nominee’s consent to being named in a proxy statement and to serve as a director if elected.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders may send correspondence to our Board of Directors, or any individual director, at the following address: Cascade Microtech, Inc., c/o Secretary, 9100 S.W. Gemini Drive, Beaverton, Oregon 97008.

Your communications should indicate that you are a Cascade Microtech, Inc. shareholder. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed, attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence marked confidential will not be opened prior to forwarding to the Board or any individual director.

DIRECTOR COMPENSATION

During 2013, non-employee director compensation was as follows:

•	$24,000 annual retainer;
•	$1,000 for each Board meeting attended in person or $500 by phone;
•	$500 for each committee meeting attended, whether in person or by phone;
•	$3,000 annual retainer for each committee chairperson;
•	$25,000 annual retainer for the Board chairman; and
•	5,000 shares of unrestricted common stock.

Directors who are employees do not receive any compensation for their service on the Board. All directors are reimbursed for their expenses in attending meetings of our Board of Directors.

2013 Director Compensation Table

The following table summarizes compensation earned by members of our Board of Directors related to their 2013 service:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Dr. F. Paul Carlson	$63,500	$33,550	$97,050
Dr. John Y. Chen	35,500	33,550	69,050
J.D. Delafield	37,500	33,550	71,050
Raymond A. Link	40,500	33,550	74,050
Dr. William R. Spivey	40,000	33,550	73,550
Eric W. Strid	31,000	33,550	64,550

(1)

The dollar amounts reflect the grant date fair value of unrestricted stock unit awards granted in 2013. The assumptions made in determining the grant date fair values are disclosed in Note 13 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013.

Equity incentive awards outstanding at December 31, 2013 for non-employee directors were as follows:

Name	Option Awards (#)
Dr. F. Paul Carlson	10,000
Dr. William R. Spivey	10,000

AUDIT COMMITTEE FINANCIAL EXPERT

Our Board of Directors has determined that Raymond A. Link, the Chair of the Audit Committee, is an “audit committee financial expert” as such term is defined by SEC rules. Mr. Link is also independent as prescribed by the rules of Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act related to audit committee member independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee members are not active professional auditors, and their functions are not intended to duplicate or to certify the activities of management and Cascade Microtech, Inc.’s independent registered public accounting firm. The Audit Committee oversees Cascade Microtech, Inc.’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2013. This review included a discussion of the quality and the acceptability of the financial reporting and controls, including the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with KPMG LLP, Cascade Microtech, Inc.’s independent registered public accounting firm and which is responsible for expressing an opinion on the conformity of Cascade Microtech, Inc.’s audited financial statements with U.S. generally accepted accounting principles, the firm’s judgments as to the quality and the acceptability of our financial reporting and such other matters required to be discussed with the Audit Committee under auditing standards generally accepted in the U.S., including Auditing Standard No. 16, Communications with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG LLP the firm’s independence.

The Audit Committee further discussed with Cascade Microtech, Inc.’s independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm’s evaluation of the overall quality of Cascade Microtech, Inc.’s financial reporting.

The Audit Committee also reviewed management’s report on internal control over financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Mr. Raymond A. Link – Chairman    Mr. J. D. Delafield    Dr. William R. Spivey

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal No. 2)

The Audit Committee of the Board of Directors has appointed KPMG LLP, independent registered public accountants, as auditors for the year ending December 31, 2014. A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of their firm if such representative so desires, and will be available to respond to appropriate shareholder questions. KPMG LLP was the independent registered public accountant for the year ended December 31, 2013.

Principal Accountant Fees and Services

The following table shows KPMG LLP’s billings to us for audit and other services for 2013 and 2012:

	2013	% Pre-approved by Audit Committee	2012	% Pre-approved by Audit Committee
Audit Fees(1)	$623,320	100%	$487,500	100%
Audit-Related Fees(2)	36,500	100%	-	-
Tax Fees(3)	14,200	100%	21,000	100%
All Other Fees	-	-	-	-

	$674,020		$508,500

(1)

Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings. Audit fees in 2013 also include procedures related to our acquisitions.

(2)	Audit-related fees represent fees related to an acquisition during 2013, as well as an analysis of our tax valuation allowance.
(3)	Tax fees represent fees for consulting on transfer pricing and the tax impact of potential operating structures in foreign jurisdictions.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. We do not engage our independent registered public accounting firm to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance. As such, the engagement of KPMG LLP to render the services described in the categories above was approved by the Audit Committee in advance of the rendering of the services. The Audit Committee has determined that the rendering of the services other than audit services by KPMG LLP is compatible with maintaining the independent registered public accounting firm’s independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

APPROVAL OF THE AMENDED CASCADE MICROTECH, INC. 2010 STOCK INCENTIVE PLAN

(Proposal No. 3)

Our Board of Directors is seeking shareholder approval of Cascade Microtech, Inc.’s amended 2010 Stock Incentive Plan (the “2010 Plan”). The Board of Directors recently amended the 2010 Plan, upon recommendation of its Management Development and Compensation Committee and subject to shareholder approval, to increase the number of shares of Cascade Microtech, Inc.’s common stock reserved for issuance under the 2010 Plan by 500,000 shares (from 2,369,600 shares to 2,869,600 shares).

As of March 24, 2014, 608,315 shares were reserved and available for issuance under the 2010 Plan, not including the 500,000 additional shares for which we are seeking shareholder approval at the Annual Meeting of the 2010 Plan. As of March 24, 2014, 1,493,520 shares were subject to outstanding stock options and unvested restricted stock units granted under the 2010 Plan.

In order to continue to have an appropriate supply of shares for equity incentives to recruit, hire and retain the talent required to successfully execute our business plans, our Board of Directors believes that we will need the additional 500,000 shares to be available under the 2010 Plan. Although adding 500,000 shares to the 2010 Plan will increase the potential dilution to shareholders, our Board of Directors believes our equity compensation plans are well-managed. We expect that with the additional 500,000 shares for which we are seeking shareholder approval, we will have sufficient shares for our equity compensation program until the 2015 Annual Meeting of Shareholders, and shareholder approval for additional shares will be sought at that time. If the amendment to the 2010 Plan is not approved by the shareholders, awards will continue to be made under the 2010 Plan to the extent shares are available.

A copy of the amended 2010 Plan, as approved by our Board of Directors on February 6, 2014, upon recommendation of the Management Development and Compensation Committee and subject to approval from the shareholders, is attached to this Proxy Statement as Appendix A and is incorporated by reference. The following description of the amended 2010 Plan is a summary and does not purport to be a complete description. See Appendix A for more detailed information.

Shareholder approval of the 2010 Plan pursuant to this Proposal 3 will also constitute re-approval of the 2010 Plan for purposes of Section 162(m) under the Internal Revenue Code of 1986, as amended (the “Code”). In general, this re-approval is required at least once every five years to comply with certain requirements under Section 162(m). See “U.S. Federal Income Tax Information” below for more information.

Description of the 2010 Plan

Purpose. The purpose of the 2010 Plan is to benefit and advance the interests of Cascade Microtech, Inc. by authorizing awards to certain employees, officers, directors and consultants of Cascade Microtech, Inc. and its subsidiaries as an additional incentive for them to make contributions to the financial success of Cascade Microtech, Inc.

Eligibility. Cascade Microtech, Inc.’s directors and executive officers are eligible to receive awards under the 2010 Plan, as are all other employees and consultants of Cascade Microtech, Inc. and its subsidiaries. As of March 24, 2014, approximately 423 employees, 7 executive officers, and 6 non-employee directors were eligible to receive awards under the 2010 Plan.

Administration. The 2010 Plan is administered by Cascade Microtech, Inc.’s Board of Directors or the Management Development and Compensation Committee. In addition, subject to certain limitations, the Management Development and Compensation Committee may delegate its authority under the 2010 Plan to one or more members of the Management Development and Compensation Committee or one or more officers or other designees of Cascade Microtech, Inc. The Management Development and Compensation Committee selects the employees, officers, directors and consultants who receive awards under the 2010 Plan, and determines the type of award to be granted, the number of shares subject to awards or the cash amount payable in connection with an award, and the terms and conditions of these awards in accordance with the terms of the 2010 Plan. The Management Development and Compensation Committee has full authority to interpret the 2010 Plan and to establish rules for its administration.

With respect to any award that is intended to satisfy the exception for “qualified performance-based compensation” set forth in Section 162(m) of the Code, the Management Development and Compensation Committee will consist of at least the number of directors required from time to time to satisfy this exception, and each Management Development and Compensation Committee member will satisfy the qualification requirements of such exception. Failure of any Management Development and Compensation Committee member to meet these qualification requirements will not, however, invalidate any action taken or awards granted by the Management Development and Compensation Committee.

Stock Options. Stock options can be either “incentive stock options” within the meaning of Section 422 of the Code or options that do not qualify as incentive stock options for federal income tax purposes, called “nonqualified stock options.” Subject to certain limits described below, the Management Development and Compensation Committee has the power to determine the number and kind of stock options granted, the date of grant, the exercise price of the stock options, the vesting schedule applicable to such stock options, the period during which they can be exercised and any applicable performance goal requirements. The Management Development and Compensation Committee may, in its discretion, at any time accelerate the vesting date or dates of any stock option. No stock option may be granted with a per share exercise price of less than 100% of the fair market value of a share of common stock on the date of grant. No stock option can be exercised more than ten years after the date of grant. The Management Development and Compensation Committee may not “reprice” any stock option (as described in the 2010 Plan) without the approval of shareholders. The exercise price of a stock option will be paid in full on or before the settlement date for the shares of common stock issued pursuant to the exercise of the stock options in cash or, in the discretion of the Management Development and Compensation Committee, in shares of common stock or in a combination of cash and shares or with any other form of valid consideration that is acceptable to the Management Development and Compensation Committee. The Management Development and Compensation Committee may also allow a participant to pay all or a portion of the exercise price using a net share settlement procedure, through the withholding of shares or through a cashless exercise procedure.

Generally, if a participant voluntarily terminates service or his or her service is terminated by Cascade Microtech, Inc., his or her outstanding stock options may be exercised, to the extent then exercisable, for three months following the date of termination. In the event that a participant terminates service because of retirement, he or she may exercise his or her vested stock options for one year from the date of retirement. In the event of the permanent disability of a participant, his or her stock options may be exercised, to the extent exercisable upon the date of termination of service due to permanent disability, for one year following such date. In the event of a participant’s death, his or her stock options may be exercised, to the extent exercisable at the date of death, by the person who acquired the right to exercise the stock options by will or the laws of descent and distribution for one year following the date of death. The Management Development and Compensation Committee generally has the discretion to reduce or increase the post-termination exercise periods described above, but in no event may a stock option be exercised following the earlier to occur of the expiration of the option and the tenth anniversary of the date of grant.

Stock Appreciation Rights. The Management Development and Compensation Committee may grant stock appreciation rights under the 2010 Plan. No stock appreciation right may be granted with a per share exercise price of less than 100% of the fair market value of a share of common stock on the date of grant. Stock appreciation rights will be subject to the terms and conditions established by the

Management Development and Compensation Committee as set forth in the applicable award agreement and may be settled in shares of common stock, cash or a combination thereof. The Management Development and Compensation Committee may, in its discretion, at any time accelerate the vesting date or dates of any stock appreciation right. The Management Development and Compensation Committee may not reprice any stock appreciation right without the approval of shareholders.

Generally, if a participant voluntarily terminates service or his or her service is terminated by Cascade Microtech, Inc., his or her outstanding stock appreciation rights may be exercised, to the extent then exercisable, for three months following the date of termination. In the event that a participant terminates service because of retirement, he or she may exercise his or her vested stock appreciation rights for one year from the date of retirement. In the event of the permanent disability of a participant, his or her stock appreciation rights may be exercised, to the extent exercisable upon the date of termination due to such permanent disability, for one year following such date. In the event of a participant’s death, his or her stock appreciation rights may be exercised, to the extent exercisable at the date of death, by the person who acquired the right to exercise such stock appreciation rights by will or the laws of descent and distribution for one year following the date of death. The Management Development and Compensation Committee generally has the discretion to reduce or increase the post-termination exercise periods described above but, unless the Management Development and Compensation Committee determines otherwise, in no event may a stock appreciation right be exercised following the earlier to occur of the expiration of the stock appreciation right and the tenth anniversary of the date of grant.

Restricted Stock, Restricted Stock Units and Unrestricted Stock. The Management Development and Compensation Committee may grant restricted stock, restricted stock units and unrestricted stock under the 2010 Plan. A share of restricted stock is a share of common stock granted to the participant subject to restrictions as determined by the Management Development and Compensation Committee. A restricted stock unit is a contractual right to receive, in the discretion of the Management Development and Compensation Committee, a share of common stock, a cash payment equal to the fair market value of a share of common stock or a combination of cash and common stock, subject to terms and conditions determined by the Management Development and Compensation Committee. The Management Development and Compensation Committee may also, in its sole discretion, grant awards of unrestricted shares of common stock.

Restricted stock and restricted stock units will be subject to a vesting schedule, which may include any applicable time-based or performance goal requirements established by the Management Development and Compensation Committee. For restricted stock awards, the participant will have all rights as a holder of shares of common stock except that the restricted stock cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such stock has vested. Restricted stock units paid in common stock may be evidenced by, among other things, book entry registration or the issuance of stock certificates for the appropriate number of shares of stock, free of restrictions.

If a participant terminates service with Cascade Microtech, Inc. or any of its subsidiaries for any reason, other than retirement, the unvested restricted stock and restricted stock units will be forfeited as of the date of such event, unless the Management Development and Compensation Committee determines otherwise. The Management Development and Compensation Committee may, in its discretion, accelerate the dates on which restricted stock and restricted stock units vest.

Performance Goals and Section 162(m). Section 162(m) of the Code limits publicly-held companies such as Cascade Microtech, Inc. to an annual deduction for federal income tax purposes of $1 million for compensation paid to their chief executive officer and each of the other four most highly compensated officers. However, “performance-based” compensation is excluded from this limitation. The 2010 Plan is designed to permit the Management Development and Compensation Committee to grant awards that qualify as “performance-based” for purposes of satisfying the conditions of Section 162(m).

Under the 2010 Plan, the Management Development and Compensation Committee may condition the grant, vesting or exercisability of any award upon the attainment of performance targets related to one or more performance goals over a performance period selected by the Management Development and Compensation Committee. The Management Development and Compensation Committee may reduce any award below the maximum amount that could be paid based on the degree to which the performance targets related to such award were attained. However, the Management Development and Compensation Committee may not increase any award that is intended to satisfy the exception for “qualified performance based compensation” set forth in Section 162(m) of the Code above the maximum amount that could be paid based on the attainment of performance targets.

For any awards that are intended to satisfy the Section 162(m) exception for “qualified performance-based compensation,” the awards will be subject to one or more, or any combination, of the following performance goals, on a U.S. generally accepted accounting principles (“GAAP”) or non-GAAP basis, as selected by the Management Development and Compensation Committee: total shareholder return; earnings per share; stock price; return on equity; net earnings; income from continuing operations; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (EBITDA); gross or operating margins; productivity ratios; expense targets; operating efficiency; market share; customer satisfaction; working capital targets (including, but not limited to, days sales outstanding); return on assets; increase in revenues; decrease in expenses; increase in funds from operations (“FFO”); and increase in FFO per share. Performance objectives may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other indices or as ratios expressing relationships between two or more performance objectives. In addition, performance objectives may be based upon the attainment of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations.

The Management Development and Compensation Committee will specify the manner of adjustment of any performance objectives to the extent necessary to prevent dilution or enlargement of any award as a result of: extraordinary events or circumstances, as determined by the Management Development and Compensation Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction.

In the case of compensation attributable to stock options, the performance goal requirement is deemed satisfied if the grant or award is made by the Management Development and Compensation Committee comprised solely of members satisfying the requirements of Section 162(m); the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Dividends. The Management Development and Compensation Committee may, in its sole discretion, allow any recipient of an award under the 2010 Plan to receive, currently or on a deferred basis, dividends, with respect to the number of shares of common stock covered by such award. The Management Development and Compensation Committee may also provide for the amount of such dividend to be subject to the same terms and conditions (including vesting and forfeiture provisions) as the related award.

Adjustments. In the event of any increase or decrease in the number of outstanding shares of common stock of Cascade Microtech, Inc. resulting from the subdivision or consolidation of the outstanding shares of common stock, the payment of a stock dividend, or similar change in capitalization, the number of shares covered by the 2010 Plan, the maximum grant limitations under the 2010 Plan and the number of shares covered by or referenced in each outstanding stock option, stock appreciation right or restricted stock unit and the exercise price of each such award will be appropriately adjusted to reflect such increase or decrease.

In the event of a proposed sale of all or substantially all of the assets of Cascade Microtech, Inc., or a merger of Cascade Microtech, Inc. with and into another corporation, all outstanding awards shall be assumed or equivalent awards shall be substituted by such successor corporation, unless the Management Development and Compensation Committee provides all award holders with the right to immediately exercise all of their awards, whether vested or unvested. In the event of a proposed dissolution or liquidation of Cascade Microtech, Inc., outstanding awards will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Management Development and Compensation Committee. In such a situation, the Management Development and Compensation Committee is authorized to give award holders the right to immediately exercise all of their awards, whether vested or unvested.

Transfer and Rights Restrictions. The rights of a participant with respect to any award granted under the 2010 Plan will be exercisable during the participant’s lifetime only by the participant and will not be transferable by the participant other than by will or the laws of descent and distribution. The Management Development and Compensation Committee may, however, permit other transferability, subject to any conditions and limitations that it imposes, provided that incentive stock options are not transferable. No award will be construed as giving any participant a right to receive future awards or to continued employment or service with Cascade Microtech, Inc.

Amendment and Termination of the 2010 Plan. Our Board of Directors may at any time alter, amend, suspend or terminate the 2010 Plan, in whole or in part, except that no alteration or amendment will be effective without shareholder approval if such approval is required by law or under the rules of the principal stock exchange on which our common stock is listed, and no termination, suspension, alteration or amendment may materially adversely alter or affect the terms of any then outstanding awards without the consent of the affected participant.

U.S. Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2010 Plan generally applicable to Cascade Microtech, Inc. and to participants in the 2010 Plan who are subject to U.S. federal income taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Incentive Stock Options. The grant of an option will not be a taxable event for the participant. A participant will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain or loss if the participant holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”).

For the exercise of an option to qualify for the foregoing tax treatment, the participant generally must be a Cascade Microtech, Inc. employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. If all of the foregoing requirements are met except the holding period requirement mentioned above, the participant will recognize as ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the amount realized on the disposition of the shares over the option exercise price). The balance of any gain will be short-term or long-term capital gain, as the case may be.

Nonqualified Options. The grant of a nonqualified option will not be a taxable event for the participant. Upon exercising a nonqualified option, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified option, the participant will recognize short-term or long-term capital gain or loss, as the case may be, measured by the difference between the amount realized on the disposition and the participant’s tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of our common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Unrestricted Stock. Participants who are awarded unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. When a participant sells the shares, the participant generally will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the participant’s tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid by the participant with respect to the shares plus the amount of taxable ordinary income recognized by the participant upon receipt of the shares.

Restricted Stock. A participant who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, no later than 30 days after receipt of the restricted stock award, the participant may elect under Section 83(b) of the Code to recognize ordinary income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. Provided the election is properly made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to us (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of making the election. If the participant does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as ordinary income to the participant and will be taxable in the year the restrictions lapse. Any dividends paid while the common stock is subject to restrictions generally will be treated as ordinary income.

Restricted Stock Units. There are no immediate tax consequences of receiving an award of restricted stock units under the 2010 Plan. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares and the amount of any cash (if the restricted stock units are settled in whole or in part in cash) received by such participant at the end of the restriction period or, if later, the payment date.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2010 Plan. Upon exercising a stock appreciation right, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise.

Tax Consequences to Cascade Microtech, Inc. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Section 409A of the Code. We intend that awards granted under the 2010 Plan comply with, or otherwise be exempt from, Section 409A of the Code, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2010 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2010 Plan until all tax withholding obligations are satisfied.

New Plan Benefits

All awards to employees, officers, directors and consultants under the 2010 Plan are made at the discretion of the Board of Directors, the Management Development and Compensation Committee, or another committee or officer to whom authority has been delegated. Therefore, the benefits and amounts that will be received or allocated under the 2010 Plan are not determinable at this time. However, please refer to the description of grants made to our named executive officers in the last fiscal year described in the “2013 Summary Compensation Table” and “Outstanding Equity Awards at December 31, 2013 Table.” Grants made to our non-employee directors in the last fiscal year are described in “Director Compensation.” As of March 24, 2014, the closing sales price of a share of our common stock as reported on the Nasdaq Stock Market was $10.00 per share.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE

AMENDED CASCADE MICROTECH, INC. 2010 STOCK INCENTIVE PLAN

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

(Proposal No. 4)

We are asking shareholders to approve an advisory resolution on our named executive officer compensation as disclosed in this Proxy Statement. Our Management Development and Compensation Committee has structured our executive compensation program to attract, motivate and retain highly qualified employees, to align our executives’ interests with those of our shareholders and to provide our executives with certain additional compensation when superior financial results are achieved. The Management Development and Compensation Committee and the Board of Directors believe that our compensation policies and procedures are effective in achieving our goals.

We urge shareholders to read the “Executive Compensation” section of this Proxy Statement beginning on page 25 of this Proxy Statement, which includes the “Summary Compensation Table” and other related compensation tables, notes and narrative related to the compensation of our named executive officers.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking shareholders to approve the following resolution at the 2014 Annual Meeting of Shareholders:

RESOLVED, that the shareholders of Cascade Microtech, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the Company’s 2014 Annual Meeting of Shareholders.

Although this proposal, commonly referred to as a “say-on-pay” vote, is an advisory vote that will not be binding on the Board of Directors or the Management Development and Compensation Committee, the Board of Directors and the Management Development and Compensation Committee will consider the results of this advisory vote when making future decisions regarding our named executive officer compensation program. In 2013, the Board of Directors recommended that this say-on-pay vote occur every year. That recommendation was approved by shareholders through an advisory vote. Consequently, the Board of Directors expects to present shareholders with this say-on-pay vote every year until it reconsiders the frequency of the say-on-pay vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS

VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes equity securities authorized for issuance pursuant to compensation plans as of December 31, 2013:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A
Equity compensation plans approved by shareholders(1)	1,452,340(2)	$6.52(3)	1,723,815(4)

Equity compensation plans not approved by shareholders(5)	-	-	-

Total	1,452,340	$6.52	1,723,815

(1)	Consists of our 2000 Stock Incentive Plan, 2010 Stock Incentive Plan and our 2013 ESPP.
(2)

Includes 1,042,937 options outstanding and 409,403 unvested restricted stock units. Excludes purchase rights accruing under our 2013 Employee Share Purchase Plan (the “2013 ESPP”), which had a shareholder approved reserve of 1.0 million shares at December 31, 2013. Under the 2013 ESPP, each eligible employee may purchase shares of our common stock at semi-annual intervals at a purchase price per share equal to 85% of the lower of (i) the fair market value of the common stock on the enrollment date for the offering period in which that semi-annual purchase date occurs or (ii) the fair market value on the semi-annual purchase date.

(3)	Excludes the 2013 ESPP and restricted stock units.
(4)	Represents an aggregate of 723,815 shares of common stock available for issuance under our 2010 Stock Incentive Plan and 1,000,000 shares of common stock available for purchase under our 2013 ESPP.
(5)	We do not have any equity compensation plans or arrangements that have not been approved by shareholders.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 24, 2014, certain information with respect to ownership of our common stock of (i) each director; (ii) the “named executive officers” (as defined under “Executive Compensation”); (iii) all persons known by us to be beneficial owners of more than 5% of our common stock; and (iv) all current executive officers and directors as a group. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the common stock owned by them. Unless otherwise indicated, the address of each holder is c/o 9100 S.W. Gemini Drive, Beaverton, Oregon 97008.

	Common Stock (1)
Name and Address of Beneficial Owner	Number of Shares (2)	Percent of Shares Outstanding
John D. (“J.D.”) Delafield (3) Delafield Hambrecht, Inc. 701 Fifth Avenue, Suite 3800 Seattle, WA 98104	1,764,952	10.9%

CM Beteiligungs GmbH (4) Noerdliche Muenchner Str. 23 Gruenwald, Germany 82031	1,608,387	9.9%

K. Reed Gleason +	1,410,118	8.7%

Becker Drapkin Management, L.P. (5) 500 Crescent Court, Suite 230 Dallas, TX 75201	1,179,921	7.3%

Eric W. Strid (6) +	1,113,723	6.9%

Dimensional Fund Advisors (7) 6300 Bee Cave Road Austin, TX 78746	1,015,463	6.3%

Michael D. Burger	286,456	1.7%
F. Paul Carlson (8)	187,414	1.2%
Dr. William R. Spivey	132,798	*
Steven L. Harris +	126,126	*
Jeff A. Killian	108,058	*
Raymond A. Link	40,800	*
Dr. John Y. Chen	19,999	*

All current executive officers and directors as a group (13 people)	3,877,485	23.3%

*Less	than one percent
+The	executive officer or director has implemented a Rule 10b5-1 trading plan under which shares of our common stock may be sold from time to time.

(1)

Applicable percentage of ownership is based on 16,215,592 shares of common stock outstanding as of March 24, 2014 together with applicable options and restricted stock units for such shareholders. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock that the shareholder has the right to acquire within 60 days after March 24, 2014 are deemed outstanding for computing the percentage ownership of the shareholder holding such rights, but are not deemed outstanding for computing the percentage of any other shareholder.

(2)	Includes shares of common stock subject to restricted stock units that will vest and options exercisable within 60 days after March 24, 2014 as follows:

Name	Restricted Stock Units	Options
Michael D. Burger	-	233,316
F. Paul Carlson	-	10,000
Dr. William R. Spivey	-	10,000
Steven L. Harris	-	72,215
Jeff A. Killian	15,000	35,888
All current executive officers and directors as a group	15,000	412,166

(3)

This information is based on a Schedule 13G filed by Delafield Hambrecht, Inc. (“DHI”) with the SEC on February 14, 2014. Delafield Hambrecht Partners Fund (“DHPF”) is the beneficial owner of 1,646,352 shares. DH Partners, LLC (“DHP”) and DHI may be deemed to be beneficial owners of the 1,646,352 shares owned by DHPF. DHI is also the beneficial owner of an additional 25,000 shares, and may therefore be deemed the beneficial owner of a total of 1,1,671,352 shares. Mr. Delafield may be deemed to be the beneficial owner of the 1,671,352 shares beneficially owned by DHI. Mr. Delafield also beneficially owns 93,600 shares, and may therefore be deemed to be the beneficial owner of a total 1,764,952 shares. Mr. Delafield is the control person of DHI. DHPF is an investment advisor and DHP is the sole general partner of DHPF. DHI is the manager of DHP. DHI, DHP, DHPF and Mr. Delafield have shared voting and dispositive power with respect to the 1,646,352 shares held by DHPF. DHI and Mr. Delafield have shared voting and dispositive power with respect to the 25,000 shares held by DHI. Mr. Delafield has sole voting and dispositive power with respect to an additional 92,100 shares and shares voting and dispositive power with his wife as to the remaining 1,500 shares.

(4)

This information is based on a Schedule 13G filed by CM Beteiligungs GmbH (“CMB”) with the SEC on October 10, 2013. CMB is the sole record holder of the shares. However, Dr. Hans-Joerg Rotberg is the sole managing director and legal representative of CMB, and, as a result of such capacity, may be deemed to be a beneficial owner of such shares. Dr. Rotberg must obtain the approval of the holders of a majority of the shares of CMB in order to vote any of such shares or to sell all or substantially all of the assets of CMB (including the shares reported in this Schedule 13G), although Dr. Rotberg does have the power to dispose of (but not to vote) lesser quantities of such shares without such shareholder approval. Brockhaus Private Equity II Verwaltungs GmbH (“BPEV II”) holds 75% of the shares of CMB, and therefore has the power to direct Dr. Rotberg as to all voting matters and with respect to any sale of all or substantially all of the assets of CMB (including the shares reported in this Schedule 13G). The other shareholders of BPEV II do not have sufficient votes or other rights to direct any CMB voting or investment decisions. BPEV II is 100% owned and controlled by Mr. Marco Brockhaus (including as to any directions by BPEV II to Dr. Rotberg as to voting and investment decisions by CMB), and therefore Mr. Brockhaus also may be deemed to be a beneficial owner of the shares reported in this Schedule 13G. Each of Dr. Rotberg, BPEV II and Mr. Brockhaus disclaims beneficial ownership of the shares reported in this Schedule 13G, except to the extent of their pecuniary interest, if any, therein.

(5)

This information is based on a Schedule 13D/A filed by Becker Drapkin Management, L.P. (“BDM”) with the SEC on March 5, 2014. This Schedule 13D is jointly filed by and on behalf of each of BDM, a Texas limited partnership, Becker Drapkin Partners (QP), L.P. (“BDP QP”), a Texas limited partnership, Becker Drapkin Partners, L.P. (“BDP”), a Texas limited partnership, BC Advisors, LLC (“BCA”), a Texas limited liability company, Steven R. Becker and Matthew A. Drapkin. BDP QP and BDP are collectively referred to as the Becker Drapkin Funds. BDM is the general partner of, and investment manager to, the Becker Drapkin Funds. BCA is the general partner of BCM and Messrs. Becker and Drapkin are the sole members of BCA. BDP QP has sole voting and dispositive power with respect to 1,014,407 shares and BDP has sole voting and dispositive power with respect to 144,018 shares. BDM, BCA and Messrs. Becker and Drapkin have shared voting and dispositive power with respect to 1,179,921 shares.

(6)	All shares are held jointly with Mr. Strid’s wife and as trustee of the Strid Charitable Remainder Unitrust.
(7)

This information is based on a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”), a Registered Investment Advisor, with the SEC on February 10, 2014. Dimensional has sole voting power with respect to 991,428 shares and sole dispositive power with respect to all 1,015,463 shares.

(8)	Includes 4,985 shares held by Mr. Carlson’s wife.

CODE OF ETHICS

We adopted the Cascade Microtech Code of Ethics to promote honest and ethical conduct, proper disclosure in reports and documents filed with the SEC and in other public communications and compliance with applicable laws, rules and regulations. The Code of Ethics applies to all of our directors, officers and employees, including our principal executive officer, our principal financial officer and our corporate controller. We filed a copy of our Code of Ethics as Exhibit 14 to our Annual Report on Form 10-K for the year ended December 31, 2004. You can also access our Code of Ethics on our website at www.cascademicrotech.com. We intend to disclose any amendment to, or waiver from, our Code of Ethics for our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, by posting such information on our website, at the address specified above.

EXECUTIVE OFFICERS

The following table identifies our executive officers as of March 24, 2014, the positions they hold and the year in which they began serving as an executive officer. Officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Name	Age	Current Position(s) with Company	Officer Since
Michael D. Burger	55	Director, President and Chief Executive Officer	2010

Debbora Ahlgren	58	Vice President of Marketing	2013

Steven L. Harris	50	Executive Vice President and Vice President of Engineering	2009

Jeff A. Killian	54	Chief Financial Officer, Vice President of Finance, Treasurer and Secretary	2010

Steve Mahon	54	Vice President of Operations	2010

Ellen Raim	55	Vice President of Human Resources	2010

Robert Selley	45	Vice President of Sales and Service	2013

For information on the business background of Mr. Burger, see “Election of Directors” above.

Debbora Ahlgren joined Cascade Microtech, Inc. in July 2013 as Vice President of Marketing. Ms. Ahlgren has over 25 years of experience in marketing and business development leadership in the technology sector. Prior to Cascade Microtech, she held the position of Vice President of Marketing with Universal Instruments Corporation from 2011 to 2012, and as Vice President of Global Sales and Marketing with OptimalTest from 2009 to 2011. Prior to that, she served as Vice President and Chief Marketing Officer for Verigy from 2006 to 2008, where she drove the portfolio strategic plan and corporate development activities, including development of the company’s product, marketing and brand strategies. Additionally, Ms. Ahlgren held leadership positions in marketing and business development for LTX Corporation, KLA-Tencor and Schlumberger. Ms. Ahlgren has a B.S. in Biology from SUNY (State University of New York) at Stony Brook.

Steven L. Harris joined Cascade Microtech, Inc. in January 2009 as Vice President of Engineering. In December 2009, he was also appointed as Executive Vice President. From 1997 to 2008, Mr. Harris held various positions at Electro Scientific Industries, Inc. (“ESI”), including leading the Central Engineering Group, serving as General Manager of the Semiconductor Link Processing business unit and approximately five years as Vice President of Research, Development and Engineering. Prior to joining ESI, Mr. Harris was employed at Tektronix, where he began his career and spent 13 years in a variety of product development and engineering management positions. Mr. Harris holds a B.S. in Electrical Engineering from the University of Idaho.

Jeff A. Killian has served as our Chief Financial Officer, Vice President of Finance, Treasurer and Secretary since April 2010. From June 2008 to April 2010, Mr. Killian served as our Director of Finance. Prior to this, Mr. Killian served in various financial roles at TriQuint, from May 1997 to June 2008. Mr. Killian served as TriQuint’s Director of Financial Planning and Analysis from January 2007 to June 2008, as its Corporate Controller from June 2005 through December 2006 and as its Director of Oregon Finance from 2003 through May 2005. Mr. Killian holds a B.S. in Finance from Oregon State University and an M.B.A. from the University of Oregon.

Steve Mahon joined Cascade Microtech, Inc. in November 2010 as Vice President of Operations. Mr. Mahon has over 30 years of experience in a broad array of positions in micro-fabrication operations, engineering management and semiconductor process engineering. Prior to Cascade Microtech, he spent over 16 years at TriQuint. During his last five years at TriQuint, Mr. Mahon served as TriQuint’s general manager of military bulk acoustic wave (BAW) and surface acoustic wave (SAW) products, as well as BAW production. Mr. Mahon began his career at Hewlett Packard as a process development engineer, and then moved to Electronic Decisions, Inc. where he served as wafer fabrication manager. Mr. Mahon holds a B.S. in Electrical Engineering from the University of Illinois at Urbana-Champaign and an M.S. in Electrical Engineering from Stanford University.

Ellen Raim joined Cascade Microtech, Inc. in August 2010 as the Vice President of Human Resources. Ms. Raim has over 25 years of experience helping organizations succeed by aligning their strategy with their culture. She began her career as a labor and employment attorney for a large multinational law firm. From 1994 to 2004, Ms. Raim was employed by Intel Corporation (“Intel”), the world’s largest semiconductor chip maker, based on revenue. From 1994 to 1996, Ms. Raim worked in the Legal Department at Intel and, from 1996 to 2004, she served in Human Resources in order to have a greater impact on the link between business strategy and people. Her final position at Intel, from 2001 to 2004, was as Director of World Wide Talent Acquisition. After Intel, Ms. Raim served as Vice President of Human Resources at Electro Scientific Industries, Inc., a provider of high-technology manufacturing equipment to the global semiconductor and micro-electronics markets, from 2004 to 2007. There, Ms. Raim developed and deployed cultural change programs to complement the business direction. She moved her professional focus to consulting in 2007 to concentrate on integrating business strategy, large-scale change management and organizational development. Ms. Raim holds a B.A. in Economics from Brown University, an M.A. in Organizational Design from Seattle University and a J.D. from the University of Miami School of Law.

Robert Selley joined Cascade Microtech, Inc. in September 2013 as Vice President of Sales and Service. Prior to joining us, Mr. Selley served as West Coast Sales and Business Development for NetScout Systems, Inc., a provider of integrated network performance management solutions since November 2012. Prior to this, Mr. Selley was Director of International Sales for ONPATH Technologies, a provider of scalable connectivity and monitoring solutions for high-performance networks, from June 2011 until November 2012 when ONPATH was acquired by NetScout Systems. Prior to this, Mr. Selley served as Director of International Sales for APCON, Inc., a leading provider of integrated switching solutions, from June 2009 until June 2011. Mr. Selley also previously spent 16 years at Electro Scientific Industries (“ESI”), a leading supplier of innovative laser-based manufacturing solutions for the microtechnology industry, in a variety of executive sales roles including director of both sales operations and Asia sales, and director of global sales for their Semiconductor Products Group. In addition, he served as general manager for ESI’s Laser Trim Solutions Group. Mr. Selley holds a B.A. from California State University Fullerton in International Business and an M.B.A. from California State University San Marcos.

EXECUTIVE COMPENSATION

2013 Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to (i) each person who served as our Principal Executive Officer (“PEO”) during 2013 and (ii) our next two other most highly compensated executive officers, other than our PEO, who were serving as executive officers at the end of the last completed fiscal year (herein referred to as the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compen- sation ($)	All Other Compen- sation ($)(2)	Total ($)
Michael D. Burger	2013	$420,318	$143,070	$363,010	$191,653	$8,876	$1,126,927
Director, President and CEO	2012	400,010	-	303,000	158,383	7,827	869,220

Steven L. Harris	2013	280,454	54,400	125,968	60,494	8,535	529,851
Executive Vice President and	2012	272,234	35,535	81,200	62,890	7,697	459,556
Vice President of Engineering

Jeff A. Killian	2013	267,839	54,400	125,968	58,101	8,249	514,557
CFO, Vice President of Finance,	2012	252,582	44,805	101,500	56,264	7,895	463,046
Treasurer and Secretary

(1)

The amounts reported in the Stock Awards and Option Awards columns do not reflect compensation actually received by the named executive officers, but instead represent the grant date fair value of all stock and option awards granted during the year for such person. The assumptions made in determining the grant date fair values are disclosed in Note 13 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013.

(2)	All Other Compensation in 2013 and 2012 included one or more of the following: cash awards for patents, insurance premiums and 401(k) matching.

Outstanding Equity Awards at December 31, 2013 Table

The following table provides certain information about equity awards held by the named executive officers as of December 31, 2013.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh.)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael D. Burger	136,666	63,334(1)	$4.14	08/13/20	-	$-
	5,822	5,822(2)	6.28	02/03/21	-	-
	25,000	75,000(3)	3.63	02/03/22	-	-
	-	85,000(4)	7.53	02/01/23	-	-
	-	-	-	-	17,500(5)	163,100
	-	-	-	-	2,616(6)	24,381
	-	-	-	-	19,000(7)	177,080

Steven L. Harris	16,292	-	3.11	02/06/19	-	-
	12,766	4,255(8)	4.24	02/05/20	-	-
	7,935	7,934(9)	6.28	02/03/21	-	-
	20,000	20,000(10)	2.91	11/10/21	-	-
	7,000	21,000(11)	5.15	11/08/22	-	-
	-	21,000(12)	10.80	11/12/23	-	-
	-	-	-	-	1,241(13)	11,566
	-	-	-	-	5,174(14)	48,222
	-	-	-	-	5,175(15)	48,231
	-	-	-	-	5,000(16)	46,600

Jeff A. Killian	4,759	4,758(17)	6.28	02/03/21	-	-
	20,000	20,000(18)	2.91	11/10/21	-	-
	8,750	26,250(19)	5.15	11/08/22	-	-
	-	21,000(12)	10.80	11/12/23	-	-
	-	-	-	-	15,000(20)	139,800
	-	-	-	-	1,961(21)	18,277
	-	-	-	-	6,525(22)	60,813
	-	-	-	-	5,000(16)	46,600

(1)	This award vested as to 20% of the total shares on July 6, 2011 with monthly vesting thereafter over the next four years, with full vesting on July 6, 2015.
(2)	This award vested as to 2,911 shares on February 3, 2014 and vests as to an additional 2,911 shares on February 3, 2015.
(3)	This award vested as to 25,000 shares on February 3, 2014 and vests as to an additional 25,000 shares on each of February 3, 2015 and 2016.
(4)	This award vested as to 21,250 shares on February 1, 2014 and vests as to an additional 21,250 shares on each of February 1, 2015, 2016 and 2017.
(5)	This award vests on July 6, 2014.
(6)	This award vested as to 1,047 shares on February 3, 2014, and vests as to 1,046 shares on February 3, 2015 and 523 shares on February 3, 2016.
(7)	This award vested as to 4,750 shares on January 31, 2014 and vests as to an additional 4,750 shares on each of January 31, 2015, 2016 and 2017.
(8)	This award vested on February 5, 2014.
(9)	This award vested as to 3,967 shares on February 3, 2014 and vests as to an additional 3,967 shares on February 3, 2015.
(10)	This award vests as to 10,000 shares on each of November 10, 2014 and 2015.
(11)	This award vests as to 7,000 shares on each of November 8, 2014, 2015 and 2016.
(12)	This award vests as to 5,250 shares on each of November 12, 2014, 2015, 2016 and 2017.
(13)	This award vested on February 5, 2014.
(14)	This award vested as to 2,242 shares on February 3, 2014 and vests as to an additional 2,241 shares on February 3, 2015 and 691 shares on February 3, 2016.
(15)	This award vests as to 1,725 shares on each of November 8, 2014, 2015 and 2016.
(16)	This award vests as to 1,250 shares on each of November 12, 2014, 2015, 2016 and 2017.
(17)	This award vested as to 2,379 shares on February 3, 2014 and vests as to an additional 2,379 shares on February 3, 2015.
(18)	This award vests as to 10,000 shares on each of November 10, 2014 and 2015.
(19)	This award vests as to 8,750 shares on each of November 8, 2014, 2015 and 2016.
(20)	This award vests on May 14, 2014.

(21)	This award vested as to 785 shares on February 3, 2014 and vests as to an additional 784 shares on February 3, 2015 and 392 shares on February 3, 2016.
(22)	This award vests as to 2,175 shares on each of November 8, 2014, 2015 and 2016.

Employment Agreements And Potential Payments Upon Termination Or Change-In-Control

Michael D. Burger

We entered into an Executive Employment Agreement with Mr. Burger dated July 6, 2010, as amended on August 9, 2012 and July 6, 2013 (the “Employment Agreement”). The Employment Agreement has a one-year term and is renewed automatically for succeeding terms of one year unless Mr. Burger or we give written notice to the other at least 90 days prior to the applicable termination date. The Employment Agreement provides for an annual base salary of $424,010, incentive awards as approved by the Board of Directors, with a target incentive set at 95% of Mr. Burger’s base salary. Mr. Burger is also eligible to participate in all employee benefit plans available to our employees. If Mr. Burger’s employment is terminated without “cause” (as defined in the Employment Agreement), or if Mr. Burger terminates his employment for “good reason” (as defined in the Employment Agreement), he will be entitled to severance pay in the amount of 12-months’ base salary. Mr. Burger would also be entitled to payment of a pro rata portion of the current incentive award. In addition, the restricted stock grants, stock options and other equity awards held by Mr. Burger that would have vested if Mr. Burger had remained an employee after the termination date for an additional 36 months, will accelerate and become immediately exercisable. If, during the one-year period after a “change in control” (as defined in the Employment Agreement), Mr. Burger terminates his employment for “good reason” (as defined in the Employment Agreement) or if Mr. Burger’s employment is terminated by us for any reason other than death, disability or cause (as defined in the Employment Agreement), then he will be entitled to severance pay in the amount of 12 months’ base salary. Mr. Burger would also be entitled to payment of 100% of the current annual target incentive bonus. In addition, all restricted stock grants, stock options and other equity awards held by Mr. Burger at the time of his termination will immediately accelerate and become fully vested and exercisable and will remain exercisable until the earlier of 12 months following termination and such stock option’s stated expiration date. Upon a termination of his employment, Mr. Burger generally would also be entitled to a continuation of his health and life insurance benefits for a period of 18 months and career counseling benefits of up to $12,500. The Employment Agreement provides for clawback of any incentive payment or equity award paid or settled if our financial results are negatively affected by a restatement resulting from errors, omissions or fraud. Mr. Burger also entered into our standard employee invention and confidentiality agreement and our standard indemnification agreement.

Change in Control Agreement for Executive Officers

All of our executive officers other than Mr. Burger are covered by our standard Amended and Restated Change in Control Severance Agreement (the “Change in Control Agreement”), which provides for the following benefits if, during the one-year period after a “change in control” (as defined in the Change in Control Agreement), the executive terminates his or her employment for “good reason” (as defined in the Change in Control Agreement) or if the executive’s employment is terminated by us for any reason other than death, disability or cause (as defined in the Change in Control Agreement):

—	12 months’ base salary;
—	100% of the executive’s current target incentive bonus;
—

acceleration of vesting of all then unvested stock options, restricted stock units and other equity awards and the continuation of exercisability of such awards until the earlier of 12 months following termination and such stock option’s stated expiration date; and

—	continuation of health and life insurance benefits for a period of 12 months.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2011, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of the outstanding shares of our common stock (“ten percent shareholders”), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock and other equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us and on written representations from our directors, executive officers and ten percent shareholders that no other reports were required, during the fiscal year ended December 31, 2013, our officers, directors and ten percent shareholders complied with all applicable Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in our 2015 Proxy Statement for our 2015 Annual Meeting. Any such proposal must be received by us not later than December 8, 2014 (120 days prior to the anniversary of the mailing of our proxy materials for our 2014 Annual Meeting). Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable SEC rules. The submission of a shareholder proposal does not guarantee that it will be included in our Proxy Statement.

Alternatively, under our bylaws, a proposal or nomination that a shareholder does not seek to include in our Proxy Statement pursuant to Rule 14a-8 may be delivered to the Secretary of Cascade Microtech, Inc. not less than 60 days, nor more than 90 days, prior to the date of an Annual Meeting. In the event we provide notice or public disclosure of the date of the Annual Meeting less than 60 days prior to the date of the Annual Meeting, shareholders may submit a proposal or nomination not later than the 10th day following the day on which we gave notice of the Annual Meeting date.

HOUSEHOLDING

In accordance with applicable regulations, we deliver a single Annual Report and Proxy Statement to certain persons who share an address, unless we have been notified that such persons prefer to receive individual copies of those documents. This practice is referred to as “householding.” If you reside at an address that received only one copy of proxy materials as a result of householding, we will deliver additional copies upon oral or written request. If you wish to receive separate copies in the future, please contact us at Cascade Microtech, Inc., c/o Secretary, 9100 S.W. Gemini Drive, Beaverton, Oregon 97008, or by phone at (503) 601-1000. If you and others living at your address received multiple copies of proxy materials and prefer to receive a single copy, you may request that a single copy be sent in the future by contacting us as described above.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that may come before the Annual Meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters do properly come before the Annual Meeting. Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, no business can be transacted. Please act promptly to insure that your shares will be represented at this important meeting.

We will provide, without charge, on the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting, a copy of our Annual Report on Form 10-K as filed with the SEC for our fiscal year ended December 31, 2013. Written requests should be mailed to the Secretary, Cascade Microtech, Inc., 9100 S.W. Gemini Drive, Beaverton, Oregon 97008.

By Order of the Board of Directors:

/s/ Michael D. Burger Michael D. Burger
Director, President and Chief Executive Officer

Dated: April 7, 2014

APPENDIX A

CASCADE MICROTECH, INC.

2010 STOCK INCENTIVE PLAN

I.       PURPOSE

This Cascade Microtech, Inc. 2010 Stock Incentive Plan is intended to provide incentives to Employees, Consultants and Directors of Cascade Microtech, Inc. (the “Company”) and its eligible Affiliates, to encourage proprietary interest in the Company and to encourage Employees, Consultants and Directors to remain in the service of the Company or its Affiliates.

II.      DEFINITIONS

(a)      “Administrator” means the Board or the Committee appointed to administer the Plan, or a delegate of the Administrator as provided in Section IV(iii).

(b)      “Affiliate” means any entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

(c)      “Award” means any award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or any other issuance of Shares under the Plan.

(d)      “Award Agreement” means the agreement between the Employer and the recipient of an Award which contains the terms and conditions pertaining to the Award. An Award Agreement may be in an electronic medium, and need not be signed by a representative of the Employer or the Participant. Award Agreements may be delivered by email or other electronic means (including posting on a website maintained by the Employer or its delegate), along with the Plan and any other documents related to the Plan or an Award such as prospectuses, proxy statements or annual reports.

(e)      “Beneficiary” means a person designated as such by a Participant for purposes of the Plan or determined with reference to Section XVI

(f)       “Board” means the Board of Directors of the Company.

(g)      “Code” means the Internal Revenue Code of 1986, as amended.

(h)      “Committee” means the Compensation Committee of the Board, or such other individual(s) designated by the Board to administer the Plan.

(i)       “Common Stock” means the $.01 par value common stock of the Company.

(j)       “Company” means Cascade Microtech, Inc., an Oregon Corporation.

(k)      “Consultant” means an individual providing services to the Company or an Affiliate other than as an Employee or Director.

(l)       “Covered Employee” will have the meaning assigned in Code section 162(m), as amended, which generally includes the chief executive officer or any Employee whose total compensation for the taxable year is required to be reported to shareholders under the Exchange Act by reason of such Employee being among the four highest compensated officers for the taxable year (other than the chief executive officer).

(m)     “Director” means an individual member of the Board.

(n)        “Disability” or “Disabled” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, as determined by the Administrator in its sole discretion.

(o)        “Employee” means an individual employed by the Employer as a common-law employee subject to Code section 3401 and the regulations thereunder.

(p)        “Employer” means the Company or an Affiliate that employs the Employee.

(q)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)         “Exercise Price” means the price per Share of Common Stock at which an Option or Stock Appreciation Right may be exercised.

(s)        “Fair Market Value” of a Share as of a specified date means the value of a Share determined as follows:

a.        If the Common Stock is listed on any established stock exchange or a national market system, Fair Market Value shall be the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, if the date of determination does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the date of determination, or such other appropriate day as shall be determined by the Administrator, in its sole discretion; or

b.        If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean between the high bid and low asked prices for a Share on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, if the date of determination does not fall on a day on which the Common Stock has been so quoted, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so quoted prior to the date of determination, or such other appropriate day as shall be determined by the Administrator, in its sole discretion; or

c.        In the absence of an established market for the Common Stock, the Fair Market Value of a Share shall be determined by the Administrator in good faith using a reasonable application of any reasonable method.

(t)         “Incentive Stock Option” means an Option described in Code section 422.

(u)        “Nonqualified Stock Option” means an Option not described in Code section 422 or 423.

(v)        “Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section VII

(w)       “Outside Director” means a Director described in Treasury Regulations §1.162-27(e)(3) or its successor.

(x)        “Parent” means a parent corporation as defined in Code section 424(e).

(y)        “Participant” means an Employee, Consultant or Director who has received an Award.

(z)         “Plan” means this Cascade Microtech, Inc. 2010 Stock Incentive Plan.

(aa)       “Purchase Price” means the Exercise Price times the number of Shares with respect to which an Option or Stock Appreciation Right is exercised, or in the case of Restricted Stock to be issued in partial consideration of a payment or Shares otherwise being purchased under the Plan, the price paid per Share times the number of Shares being purchased.

(bb)       “Restricted Stock” means Shares granted pursuant to Section I

(cc)       “Restricted Stock Unit” means a right to receive an amount equal to a specified number of Shares or Share Equivalents payable in Shares or cash as established by the Administrator.

(dd)       “Retirement” means the Participant’s voluntary termination of service with the Employer at (i) age 65 or older or (ii) age 55 or older at a time when age plus such years of service with the Employer equals or exceeds 65.

(ee)       “Share” means one share of Common Stock, adjusted in accordance with Section XIV (if applicable).

(ff)         “Share Equivalent” means a bookkeeping entry representing a right to the equivalent of one Share.

(gg)       “Stock Appreciation Right” means a right to receive an amount equal to the appreciation of a specified number of Shares between two dates which will be payable in Shares or cash as established by the Administrator.

(hh)       “Subsidiary” means a Subsidiary corporation as defined in Code section 424(f).

III.      EFFECTIVE DATE

This Plan was adopted by the Board on March 24, 2010, subject to approval by the Company’s shareholders, as provided in Section XIX.

IV.      ADMINISTRATION

(i)           Administration with respect to Directors

With respect to Awards to Directors, the Plan will be administered by the Board unless delegated to its Compensation Committee. If so delegated, the full Board will approve all Awards made to members of the Compensation Committee.

(ii)          Administration with respect to Employees and Consultants

With respect to Awards to Employees and Consultants, the Plan will be administered by the Administrator.

a.        If any member of the Administrator does not qualify as an Outside Director for purposes of Code section 162(m), Awards under the Plan for Covered Employees will be administered by a subcommittee of the Administrator consisting of each Board member who qualifies as an Outside Director. If fewer than two members qualify as Outside Directors, the Board will appoint one or more other Board members to such subcommittee who do qualify as Outside Directors, so that the subcommittee will at all times consist of two or more members all of whom qualify as Outside Directors for purposes of Code section 162(m).

b.        If Awards are subject to the Exchange Act, if any member of the Administrator does not qualify as a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), then Awards under the Plan for the executive officers of the Company and Directors will be administered by a subcommittee consisting of the members of the Administrator who qualify as a “non-employee director.” If fewer than two Administrator members qualify as “non-employee directors,” then the Board will appoint one or more other Board members to such subcommittee who do qualify as “non-employee directors,” so that the subcommittee will at all times consist of two or more members all of whom qualify as “non-employee directors” for purposes of Rule 16b-3.

(iii)        Delegation of Authority to an Officer of the Company

The Administrator may delegate to an officer or officers of the Company the authority to administer the Plan (including making Awards) with respect to Awards made to Employees or Consultants who are not subject to Section 16 of the Exchange Act or are not Covered Employees. Provided, however, that an officer may not be delegated the authority to make an Award to himself or herself or take any other action with respect to his or her personal interest or participation in the Plan.

(iv)        Powers of the Administrator

a.        The Administrator will from time to time at its discretion determine which Employees, Consultants and Directors will be granted Awards, when and how to make Awards, the types or combinations of Awards, the number of Shares or Share Equivalents to be subject to each Award, the vesting of Awards, the designation of Options as Incentive Stock Options or Nonqualified Stock Options and any other conditions of Awards to Employees, Consultants and Directors, which need not be identical.

b.        The determinations, interpretation and construction by the Administrator of any provisions of the Plan or of any Award will be final. No individual member of the Administrator will be liable for any action or determination made in good faith with respect to the Plan or any Award, except as required by law. The Administrator has complete discretion to construe and interpret the Plan and any Award and to establish, amend and revoke rules and regulations for its administration. The Administrator may correct any defect, omission or inconsistency in an Award in any manner it deems necessary or expedient.

c.        The Administrator may exercise such powers as it deems necessary to promote the interests of the Company that do not conflict with the Plan.

d.        The Administrator may authorize any officer or Employee to execute on behalf of the Company any Award Agreement or other instrument required to effect an Award previously granted by the Administrator.

e.        The Administrator may settle Awards in stock, cash or any combination.

(v)         Leaves of Absence

Unless an Award provides otherwise, vesting of any Award will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of any leave of absence approved by the Employer or required by law.

V.        ELIGIBILITY

(i)        Number of Awards

Subject to the terms and conditions set forth below, the Administrator has sole and complete authority to determine the Employees, Consultants and Directors to whom, and the time or times at which, Awards may be granted. A specific type of Award may be made alone, in addition to, or in conjunction with any other type of Award. Notwithstanding the foregoing, only Employees may be granted Incentive Stock Options.

A Participant may receive more than one Award, including Awards of the same type, but only on the terms and subject to the restrictions set forth in the Plan.

(ii)       Annual Limitation

Subject to the provisions of Section XIV, no Employee is eligible to receive Incentive Stock Options, Nonqualified Stock Options, and/or Stock Appreciation Rights covering more than 150,000 Shares during any calendar year. Notwithstanding this restriction, in connection with his or her initial service an Employee may receive Incentive Stock Options, Nonqualified Stock Options and/or Stock Appreciation Rights covering not more than an additional 150,000 Shares, which will not be included in the limit set forth in the preceding sentence.

VI.       STOCK

The stock subject to Awards granted under the Plan will be shares of the Company’s authorized but unissued Common Stock. If required by state law, any recipient of an Award will pay par value for any Award of Common Stock in cash or in the form of prior services. The aggregate number of Shares subject to Awards granted under this Plan will not exceed 2,869,600 Shares (the “Share Reserve”). Any limitations established by this Section VI are subject to adjustment as provided by Section XIV.

If any outstanding Award expires, is terminated or forfeited or the Shares subject to an Award are purchased or acquired by the Company, the Shares represented by the expired, unexercised, forfeited or acquired portion of such Award may again be subject to Awards under the Plan. The following Shares may not again be made available for issuance under the Plan: (i) Shares used to pay the withholding taxes related to an Award, or (ii), Shares not issued or delivered as a result of the net exercise of a Stock Appreciation Right or Option or (iii) if a distribution related to an Award is made in cash, the number of Shares subject to the redeemed or exercised portion of the Award.

VII.      STOCK OPTIONS

Options granted to Employees, Consultants and Directors pursuant to the Plan will be evidenced by written Option Award Agreements (whether in hard copy or in an electronic format approved by the Company) in such form as the Administrator will determine, subject to the Plan and the following terms and conditions:

(i)        Number of Shares

Each Option Award Agreement will state the number of Shares to which such Option pertains, which will be subject to adjustment in accordance with Section XIV.

(ii)         Exercise Price

Each Option Award Agreement will state the Exercise Price of such Option, determined by the Administrator, which will not be less than the Fair Market Value of a Share on the date of grant, except as provided in Section XIV. If the recipient of an Incentive Stock Option owns more than 10% of the total combined voting power of all classes of stock of the Company, its Parent or Subsidiary on the date of grant (a “10% Owner”) then the Exercise Price of such Incentive Stock Option will be at least 110% of the Fair Market Value of a Share on the date of grant.

(iii)        Medium and Time of Payment

The Purchase Price payable upon the exercise of an Option is payable in full in United States dollars; provided that with the consent of the Administrator and in accordance with its rules and regulations, the Purchase Price may be paid by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise at least equal to the Purchase Price (including same-day sales and cashless exercises), or in any combination of cash and Shares, or in such acceptable form of payment as approved by the Administrator, so long as the total of the cash and the Fair Market Value of the Shares or other form or payment surrendered equals the Purchase Price. No Shares will be issued until full payment has been made.

(iv)        Term and Exercise of Options

Each Option Award Agreement will state the date after which such Option will cease to be exercisable. No Option will be exercisable after the expiration of ten years (five years for Incentive Stock Options awarded to 10% Owners) from the date it is granted or such lesser period established by the Administrator. An Option will, during a Participant’s lifetime, be exercisable only by the Participant or if the Participant’s Disability prevents such exercise, by their legally appointed guardian, unless otherwise provided in the Option Award Agreement or Section XXII.

(v)         Termination of Service

In the event that a Participant’s service as an Employee, Consultant or Director terminates for any reason, unless provided for otherwise in an Option Award Agreement, such Participant (or in the case of death, such Participant’s designated Beneficiary) will have the right (subject to the limitation that no Option may be exercised after its stated expiration date) to exercise such Option either:

a.        within three months after such termination of service; or

b.        in the case of Retirement or death, within one year after the date thereof; or

c.        in the case of Disability, within one year from the date the Participant’s service with the Company or an Affiliate is terminated due to the Disability, or

d.        on such other terms established by the Administrator in the Award Agreement or otherwise prior to termination of service,

but only to the extent that, at the date of termination, the Option had vested pursuant to the terms of the Option Award Agreement with respect to which such Option was granted and had not previously been exercised.

For purposes of this Section, the service relationship will be treated as continuing while the Participant is on military leave, sick leave (including short term disability) or other bona fide leave of absence (to be determined in the sole discretion of the Administrator, in accordance with rules and regulations construing

Code sections 422 and 409A). If a Participant’s classification as an Employee, Consultant or Director changes into a different such classification without any break in service, such Participant’s service relationship will be treated as continuing without interruption for purposes of vesting in and exercising Options held by such Participant. Notwithstanding the foregoing, in the case of an Incentive Stock Option, employment will not continue beyond the date the Participant ceased active employment, unless the Participant’s reemployment rights are guaranteed by statute or by contract. Otherwise, an Incentive Stock Option that is exercised after the period following termination of employment that is required for qualification under Code section 422, will be treated as a Nonqualified Stock Option for all Plan purposes.

Notwithstanding the above, in the event an Outside Director terminates service as a Director, the former Director (or his or her designated Beneficiary in the event of the Outside Director’s death) will have the right (subject to the limitation that no Option may be exercised after its stated expiration date) to exercise an Option (to the extent vested pursuant to the terms of the Option Award Agreement and not previously exercised) within one year after such termination of service or on such other terms established by the Board or Committee in the Option Award Agreement or otherwise prior to the termination of service.

(vi)      Rights as a Shareholder

A Participant or an authorized transferee of a Participant will have no rights as a shareholder with respect to any Shares covered by his or her Option until the date of issuance of a stock certificate or book entry notation for such Shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date such stock certificate is issued or book entry made, except as provided in Section XIV.

(vii)     Modification, Extension and Renewal of Options

Subject to the terms and conditions and within the limitations of the Plan, the Administrator may modify, extend or renew outstanding Options granted to Employees, Consultants and Directors under the Plan. Notwithstanding the foregoing, however, no modification, extension or renewal of an Option will, without the consent of the Participant, alter or impair any rights or obligations under any Option previously granted under the Plan or cause any Option to fail to be exempt from the requirements of Code section 409A.

(viii)    Limitations on Incentive Stock Option Awards

If and to the extent that the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which any Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and all other plans maintained by the Company, its Parent or any Subsidiaries exceeds $100,000, the excess (taking into account the order in which they were granted) will be treated as Nonqualified Stock Options. The maximum number of Shares that may be issued subject to Incentive Stock Options granted under this Plan shall equal the Share Reserve, subject to adjustments provided for in Section XIV.

(ix)      No Reload Options

Options that provide for the automatic grant of another Option upon exercise of the original Option may not be granted under the Plan.

(x)       Other Terms and Conditions

An Option Award Agreement may contain such other terms and conditions, including restrictions or conditions on the vesting of such Option or the terms and conditions under which such Option may be forfeited, as may be determined by the Administrator that are consistent with the Plan. Subject to the provisions of the Plan, the Administrator may condition the grant of any Option, or the removal of any restriction imposed on such Option, upon the attainment of specified performance objectives established by the Administrator, as the Administrator may determine in its sole discretion.

VIII.      STOCK APPRECIATION RIGHTS

Stock Appreciation Rights granted to Employees, Consultants and Directors pursuant to the Plan will be evidenced by written Stock Appreciation Right Award Agreements (whether in hard copy or in an electronic format approved by the Company) in such form as the Administrator will determine, subject to the Plan and the following terms and conditions:

(i)          Number of Shares

Each Stock Appreciation Right Award Agreement will state the number of Shares or Share Equivalents to which such Stock Appreciation Right pertains, subject to adjustment in accordance with Section XIV.

(ii)         Calculation of Appreciation; Exercise Price

The appreciation distribution payable on the exercise of a Stock Appreciation Right is equal to the excess of (i) the Fair Market Value of each Share or Share Equivalent in which the Participant is vested under such Stock Appreciation Right on the exercise date, over (ii) the Exercise Price of each Share or Share Equivalent determined by the Administrator on the date of grant of the Stock Appreciation Right, which will not be less than 100% of the Fair Market Value of a Share on the date of grant except as provided in Section XIV.

(iii)        Payment

The appreciation distribution in respect of a Stock Appreciation Right may be paid in Shares, in cash or any combination, or in any other form of consideration as determined by the Administrator and contained in the Stock Appreciation Right Award Agreement.

(iv)        Term and Exercise of Stock Appreciation Rights

Each Stock Appreciation Right Award Agreement will state the date after which the Stock Appreciation Right will cease to be exercisable. No Stock Appreciation Right will be exercisable after the expiration of ten years from the date it is granted or such lesser period established by the Administrator in the Stock Appreciation Right Award Agreement. A Stock Appreciation Right will, during a Participant’s lifetime, be exercisable only by the Participant or if the Participant’s Disability prevents such exercise, by their legally appointed guardian, unless otherwise provided in the Stock Appreciation Right Award Agreement or as allowed by Section XXII.

(v)         Termination of Service

In the event that a Participant’s service as an Employee, Consultant or Director terminates, for any reason, unless provided for otherwise in a Stock Appreciation Right Award Agreement, such Participant (or in the case of death, such Participant’s designated Beneficiary) will have the right (subject to the limitation that no Stock Appreciation Right may be exercised after its stated expiration date) to exercise such Stock Appreciation Right either:

a.      within three months after such termination of service; or

b.      in the case of Retirement or death within one year after the date thereof; or

c.        in the case of Disability, within one year from the date the Participant’s service with the Company or an Affiliate is terminated due to the Disability, or

d.        on such other terms established by the Administrator in the Award Agreement or otherwise prior to termination of service,

but only to the extent that, at the date of termination, the Stock Appreciation Right had vested pursuant to the terms of the Stock Appreciation Right Award Agreement with respect to which such Stock Appreciation Right was granted and had not previously been exercised.

For purposes of this Section, the service relationship will be treated as continuing while the Participant is on military leave, sick leave (including short term disability) or other bona fide leave of absence (to be determined in the sole discretion of the Administrator, in accordance with rules and regulations construing Code sections 422 and 409A). If a Participant’s classification as an Employee, Consultant or Director changes into a different such classification without any break in service, such Participant’s service relationship will be treated as continuing without interruption for purposes of vesting in and exercising Stock Appreciation Rights held by such Participant.

Notwithstanding the above, in the event an Outside Director terminates service as a Director, the former Director (or his or her designated Beneficiary in the event of the Outside Director’s death) will have the right (subject to the limitation that no Stock Appreciation Right may be exercised after its stated expiration date) to exercise a Stock Appreciation Right (to the extent vested pursuant to the terms of the Stock Appreciation Right Award Agreement and not previously exercised) within one year after such termination of service or on such other terms established by the Administrator in the Stock Appreciation Award Agreement or otherwise prior to the termination of service.

(vi)         Rights as a Shareholder

A Participant or an authorized transferee of a Participant will have no rights as a shareholder with respect to any Shares covered by his or her Stock Appreciation Right until the date of issuance of such Shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date such Shares are issued, except as provided in Section XIV.

(vii)        Modification, Extension and Renewal of Stock Appreciation Rights

Subject to the terms and conditions and within the limitations of the Plan, the Administrator may modify, extend or renew outstanding Stock Appreciation Rights granted to Employees, Consultants and Directors under the Plan. Notwithstanding the foregoing, however, no modification, extension or renewal of a Stock Appreciation Right will, without the consent of the Participant, alter or impair any rights or obligations under any Stock Appreciation Right previously granted under the Plan or cause any Stock Appreciation Right to fail to be exempt from the requirements of Code section 409A.

(viii)       Other Terms and Conditions

A Stock Appreciation Right Award Agreement may contain such other terms and conditions, including restrictions or conditions on the vesting of such Stock Appreciation Right Award or the terms and conditions under which such Stock Appreciation Right Award may be forfeited, as may be determined by the Administrator that are consistent with the Plan. Subject to the provisions of the Plan, the Administrator may condition the grant of any Stock Appreciation Right, or the removal of any restriction imposed on such Stock Appreciation Right, upon the attainment of specified performance objectives established by the Administrator, as the Administrator may determine in its sole discretion.

IX.      RESTRICTED STOCK

Restricted Stock granted to Employees, Consultants and Directors pursuant to the Plan will be subject to written Restricted Stock Award Agreements (whether in hard copy or in an electronic format approved by the Company) in such form as the Administrator will determine, subject to the Plan and the following terms and conditions:

(i)          Number of Shares; Grants

Subject to the provisions of the Plan, the Administrator may condition the grant of Restricted Stock, or the removal of any restriction, upon the attainment of specified performance objectives established by the Administrator, as the Administrator may determine in its sole discretion.

Each Participant receiving a grant of Restricted Stock will be issued a stock certificate which may be in electronic form or book entry in respect of such Shares of Restricted Stock. Such certificate will be registered in the name of such Participant, and will bear an appropriate legend referring to the applicable terms, conditions, and restrictions. The Administrator will require that stock certificates evidencing such Shares be held by the Company until the restrictions lapse and that, as a condition of any grant of Restricted Stock, the Participant will deliver to the Company a stock power relating to such Shares.

(ii)         Restrictions and Conditions

The Shares of Restricted Stock granted pursuant to this Section I will be subject to the following restrictions and conditions:

a.        During a period set by the Administrator commencing with the date of such grant (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or encumber shares of Restricted Stock granted under the Plan. Within these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on continued service, performance, or such other factors or criteria as the Administrator may determine in its sole discretion.

b.        Except as provided in this paragraph (ii) and paragraph (i) above, the Participant will have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash or stock dividends on or after the grant date. The Administrator, in its sole discretion, as determined at the time of grant, may provide that the payment of cash dividends will be deferred and not paid until the underlying Shares are vested. Stock dividends issued with respect to Restricted Stock will be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued.

c.        The Administrator will specify the conditions under which shares of Restricted Stock will vest or be forfeited, including achievement of performance criteria or continued service, by setting forth such conditions in the Restricted Stock Award Agreement.

d.        If and when the Restriction Period applicable to shares of Restricted Stock expires without a prior forfeiture of the Restricted Stock, certificates for an appropriate number of unrestricted Shares will be delivered promptly to the Participant, and the certificates for the shares of Restricted Stock will be canceled.

e.        If required by the General Corporation Laws of the Company’s state of incorporation, recipients will pay at least par value for their Restricted Stock Awards in cash or, at the discretion of the Administrator, past services rendered. If the recipient subsequently forfeits the Restricted Stock for any reason, the Company will refund any cash payments to the recipient without interest.

X.        RESTRICTED STOCK UNITS

Restricted Stock Units granted to Employees, Consultants and Directors pursuant to the Plan will be evidenced by written Restricted Stock Unit Award Agreements (whether in hard copy or in an electronic format approved by the Company) in such form as the Administrator will determine, subject to the Plan and the following terms and conditions:

(i)          Number of Shares; Grants

Each Restricted Stock Unit Award Agreement will state the number of Shares subject to issuance thereunder.

With respect to a Restricted Stock Unit, no Shares will be issued at the time the grant is made (nor will any book entry be made in the records of the Company) and the Participant will have no right to or interest in any Shares as a result of the grant of a Restricted Stock Unit until all conditions attached to the grant are fulfilled.

(ii)         Restrictions and Conditions

The Restricted Stock Units granted pursuant to this Section X will be subject to the following restrictions and conditions:

a.        At the time of grant of a Restricted Stock Unit, the Administrator may impose such restrictions or conditions on the vesting of the Restricted Stock Units as the Administrator deems appropriate. Within these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on continued service, performance or such other factors or criteria as the Administrator may determine in its sole discretion. The foregoing notwithstanding, no action pursuant to the preceding sentence may alter the time of issuance of Shares under the Restricted Stock Unit, if such alteration would cause the Award to be subject to penalty under Code section 409A.

b.        A Participant or an authorized transferee of a Participant will have no rights as a shareholder with respect to any Shares covered by his or her Restricted Stock Unit until the date of issuance of a stock certificate or book entry notation for such Shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date such stock certificate is issued or book entry made, except as provided in Section 14.

c.        The Administrator will specify the conditions under which Restricted Stock Units will vest or be forfeited, including achievement of performance criteria or continued service, and such conditions will be set forth in the Restricted Stock Unit Award Agreement. The Administrator may condition the issuance of a Restricted Stock Unit or the removal of any restriction upon the attainment of specified performance objectives established by the Administrator, as the Administrator may determine in its sole discretion.

d.        If required by the General Corporation Laws of the Company’s state of incorporation, recipients will pay at least par value for Shares issued pursuant to a Restricted Stock Unit in cash or, at the discretion of the Administrator, past services rendered.

XI.        OTHER ISSUANCE OF SHARES

Shares may be issued under this Plan to satisfy the payment of all or part of an award pursuant to the Company’s annual bonus plan. All or part of any Director’s fees may be paid in Shares or Share Equivalents issued under this Plan. Shares may also be sold to a Participant on such terms and conditions as the Administrator determines. Any Shares issued pursuant to this Section I will reduce the number of Shares authorized under Section VI.

XII.      PERFORMANCE OBJECTIVES

(i)        Authority to Establish

The Administrator will determine the terms and conditions of Awards at the date of grant or thereafter; provided that performance objectives for each year, if any, will be established by the Administrator not later than the latest date permissible under Code section 162(m). Performance objectives are not satisfied until the Administrator certifies their satisfaction.

(ii)       Criteria

To the extent that such Awards are paid to Employees, the performance objectives to be used, if any, will be expressed in terms of one or more of the following: total shareholder return; earnings per share; stock price; return on equity; net earnings; income from continuing operations; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (EBITDA); gross or operating margins; productivity ratios; expense targets; operating efficiency; market share; customer satisfaction; working capital targets (including, but not limited to days sales outstanding); return on assets; increase in revenues; decrease in expenses; increase in funds from operations (FFO); and increase in FFO per share. Awards may be based on performance against objectives for more than one Subsidiary, segment or division of the Company. For example, Awards to an Employee of the Company may be based on overall Company performance against objectives, but awards for an Employee employed by a Subsidiary may be based on a combination of corporate, segment, and Subsidiary performance against objectives. Performance objectives, if any, established by the Administrator may be (but need not be) different from year-to-year, and different performance objectives may be applicable to different Participants. Performance objectives may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance objectives. In addition, performance objectives may be based upon the attainment of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations.

(iii)      Adjustments

The Administrator will specify the manner of adjustment of any performance objectives to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Administrator, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction.

XIII.     TERM OF PLAN

The Plan will remain in effect for ten years from the effective date in Section III, unless sooner terminated under Section XVII. However, if the Company’s shareholders approve an increase in the number of Shares available for issuance under Section VI, that approval will serve as the adoption of a new plan regarding the increased number of Shares that may then be issued for a term of ten (10) years following the date the shareholders approved such increase.

XIV.     RECAPITALIZATION

(i)        Changes in Capitalization

Subject to any required action by the Company’s shareholders, the number of Shares covered by this Plan as provided in Section VI; the maximum number of Shares subject to Incentive Stock Options as provided in Section VII(viii); the number of Shares or Share Equivalents covered by or referenced in each outstanding Award; the maximum grant limitations in Section I; and the Exercise Price of each outstanding Option or Stock Appreciation Right will be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Company or the declaration of a dividend payable in cash that has a material effect on the price of issued Shares. The conversion of any convertible security of the Company will not be deemed to have been effected without receipt of consideration.

(ii)       Dissolution or Liquidation

In the event of the dissolution or liquidation of the Company, each outstanding Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Award will terminate as of a date fixed by the Administrator and give each Participant the right to exercise their Award as to all or any part of the Shares subject to the Award, including Shares as to which the Award would not otherwise be exercisable.

(iii)      Merger or Asset Sale

Except as otherwise provided in an Award Agreement, in the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another entity, each outstanding Award will be assumed or an equivalent Award substituted by such successor entity or a Parent or Subsidiary of such successor entity, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that each Participant will have the right to exercise the Participant’s Award as to all or any part of the Shares subject to the Award, including Shares as to which the Award would not otherwise be exercisable. If the Administrator determines that an Award will be exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator will notify the Participant that the Award will be so exercisable for a period of thirty (30) days from the date of such notice or such shorter period as the Administrator may specify in the notice, and the Award will terminate upon the expiration of such period. For the purposes of this paragraph, the Award will be considered assumed or substituted if, following the merger or sale of assets, the Award confers the right to purchase, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the

Administrator may, with the consent of the successor entity, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent substantially equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the merger or sale of assets. The determination of such substantial equality of value of consideration will be made by the Administrator and its determination will be conclusive and binding.

XV.      SECURITIES LAW REQUIREMENTS AND LIMITATION OF RIGHTS

(i)          Federal Securities Law

No Shares will be issued pursuant to the Plan unless and until the Company has determined that: (i) it and the Participant have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from registration; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied.

(ii)         Employment Rights

Neither the Plan nor any Award granted under the Plan will give any individual a right to become or remain employed by the Employer or to become or remain a Director or Consultant. The Employer reserves the right to terminate the employment of any Employee at any time, with or without cause, subject only to a written employment contract (if any). The Company and its Affiliates also retain the right to terminate a Consultant at any time, subject only to a written consulting contract, if any.

(iii)        Shareholders’ Rights

A Participant will have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares, or in the case of a stock Award, the removal of all restrictions and risk of forfeiture. No adjustment will be made for cash or stock dividends or other rights for which the record date is prior to the date when such certificate is issued or restrictions and forfeiture risk lapse.

XVI.      BENEFICIARY DESIGNATION

Participants may designate on the prescribed form one or more Beneficiaries to whom distribution will be made of any Award outstanding at the time of the Participant’s or Beneficiary’s death. A Participant may change such designation at any time by filing a new form with the Administrator. If a Participant has not designated a Beneficiary or if no designated Beneficiary survives the Participant, distribution will be made to the Participant’s estate as Beneficiary.

XVII.    AMENDMENT OF THE PLAN

(i)          Amendment and Termination

The Board may amend, suspend, discontinue or terminate the Plan at any time in such respects as the Board may deem advisable. Without approval of the shareholders of the Company, no such revision or amendment will:

a.        Increase the number of Shares subject to the Plan;

b.        Amend the class of Employees eligible to receive Awards in Section I;

c.        Decrease the Exercise Price at which Options may be granted;

d.        Remove the administration of the Plan from the Administrator; or

e.        Amend this Section XVII to defeat its purpose.

(ii)       Shareholder Approval

The Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Sections 162(m) or 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, will be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(iii)      Effect of Amendment or Termination

Any such amendment or termination of the Plan will not affect Awards already granted, and such Awards will remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Administrator.

XVIII.     NO AUTHORITY TO REPRICE

Without the prior consent of the Company’s shareholders, except as provided in Section XIV, the Administrator will have no authority to effect either (i) the repricing of any outstanding Options or Stock Appreciation Rights under the Plan or (ii) the cancellation of any outstanding Options or Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of Common Stock.

XIX.     APPROVAL OF SHAREHOLDERS

This Plan and any amendments requiring shareholder approval pursuant to Section XVII will be subject to approval by the shareholders of the Company. Such vote will be taken no later than the first annual meeting of shareholders following the adoption of the Plan or of any such amendments, or any adjournment of such meeting.

XX.     WITHHOLDING TAXES

(i)        General

To the extent required by applicable law, the person exercising any Award granted under the Plan or the recipient of any payment or distribution under the Plan will make arrangements satisfactory to the Company for the satisfaction of any applicable withholding tax obligations. The Company will not be required to make such payment or distribution until such obligations are satisfied.

(ii)       Other Awards

The Administrator may permit a Participant to satisfy all or part of his or her withholding tax obligations by having the Company withhold a portion of the Shares that otherwise would be issued to him or her under such Awards. Such Shares will be valued at the Fair Market Value on the day when taxes otherwise would be withheld in cash. The payment of withholding taxes by surrendering Shares to the Company, if permitted by the Administrator, will be subject to such restrictions as the Administrator may impose, including any restrictions required by rules of the Securities and Exchange Commission.

XXI.     SUCCESSORS AND ASSIGNS

The Plan will be binding upon the Company, its successors and assigns, and any Parent of the Company’s successors or assigns. Notwithstanding that the Plan may be binding upon a successor or assign by operation of law, the Company will require any successor or assign to expressly assume and agree to be bound by the Plan in the same manner and to the same extent that the Company would be if no succession or assignment had taken place.

XXII.     TRANSFERABILITY OF AWARDS

No Award issued under this Plan may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of a Participant), assigned, pledged, hypothecated or otherwise disposed of, except by will or by the laws of descent and distribution or otherwise required by applicable law, unless otherwise provided in an Award Agreement. Any unauthorized transfer of an Award will be void. Any authorized transferee will be subject to all of the terms and conditions applicable to a Participant transferring an Award or Shares issued under this Plan, including, but not limited to, the terms and conditions set forth in this Plan and the applicable Award Agreement. Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, will thereafter be entitled to exercise applicable rights under an Award Agreement as described in Section XVI.

Cascade Microtech, Inc.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 8, 2014.

Vote by Internet

Go to www.envisionreports.com/CSCD

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories &

Canada on a touch tone telephone

Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES NAMED BELOW

AND FOR PROPOSALS 2, 3 AND 4.

1. Election of Directors:

01 - Michael D. Burger (three-year term)

02 - Raymond A. Link (three-year term)

03 - Martin L. Rapp (one-year term)

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Mark here to vote

FOR all nominees

Mark here to WITHHOLD

vote from all nominees

For All EXCEPT - To withhold authority to vote for any

nominee(s), write the name(s) of such nominee(s) below.

2. To ratify the appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2014.

For Against Abstain

4. To approve, as a non-binding advisory vote, our named executive officer compensation.

3. To approve an amendment to the Cascade Microtech, Inc. 2010 Stock Incentive Plan.

For Against Abstain

5. To transact such other business as may properly come before the meeting or at any and all postponements or adjournments of the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. —Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on May 9, 2014. The Proxy Statement, Proxy Card and Annual Report are available at:

http://www.envisionreports.com/CSCD

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — CASCADE MICROTECH, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2014

The undersigned hereby names, constitutes and appoints Michael D. Burger and Jeff A. Killian, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Cascade Microtech, Inc. (the “Company”) to be held at 10:00 a.m. on Friday, May 9, 2014 at The Nines Hotel, located at 525 SW Morrison Street, Portland, Oregon 97204, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on March 24, 2014, with all the powers that the undersigned would possess if the undersigned were personally present.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. (Continued and to be marked, dated and signed, on the other side)